                                                             Exhibit 2.1





              -----------------------------------------------------




                            STOCK PURCHASE AGREEMENT


                                      among


                             THE PILLSBURY COMPANY,


                                  PEARLE, INC.


                                       and


                            COLE NATIONAL CORPORATION


                         Dated as of September 24, 1996




              -----------------------------------------------------

                                TABLE OF CONTENTS
                                -----------------

                                                                                                               Page
                                                                                                               ----


                                    ARTICLE I
                                    ---------

  Section 1.1                 Specific Definitions..............................................................  2
  Section 1.2                 Other Terms....................................................................... 12
  Section 1.3                 Other Definitional Provisions..................................................... 12

                                   ARTICLE II
                                   ----------

                PURCHASE AND SALE OF PSC SHARES AND PEARLE SHARES
                -------------------------------------------------

  Section 2.1                 Purchase and Sale of PSC Shares and Pearle
                                  Shares........................................................................ 12
  Section 2.2                 Closing; Delivery and Payment..................................................... 13
  Section 2.3                 Purchase Price Adjustments and Reconciliation
                                  of Debt Reduction Amount...................................................... 14

                                   ARTICLE III
                                   -----------

                  REPRESENTATIONS AND WARRANTIES OF SELLER
                  ----------------------------------------

  Section 3.1                 Organization and Authority of Seller.............................................. 19
  Section 3.2                 Organization, Authority and Qualification of
                                  Pearle........................................................................ 21
  Section 3.3                 Capitalization of Pearle and PSC.................................................. 22
  Section 3.4                 Subsidiaries of Pearle............................................................ 24
  Section 3.5                 Franchise Agreements.............................................................. 26
  Section 3.6                 Financial Information............................................................. 27
  Section 3.7                 Absence of Undisclosed Liabilities................................................ 30
  Section 3.8                 Absence of Certain Changes or Events.............................................. 30
  Section 3.9                 Title to Properties; Absence of Liens and
                                  Encumbrances, etc............................................................. 31
  Section 3.10                Litigation........................................................................ 33
  Section 3.11                Compliance with Law............................................................... 33
  Section 3.12                Contracts......................................................................... 34
  Section 3.13                Consents and Approvals............................................................ 36
  Section 3.14                Tax Matters....................................................................... 36
  Section 3.15                Intellectual Property............................................................. 37
  Section 3.16                Collective Bargaining Agreements.................................................. 39
  Section 3.17                Employee Benefits................................................................. 39
  Section 3.18                Environmental Matters............................................................. 45
  Section 3.19                Insurance......................................................................... 46
  Section 3.20                Improper Payments................................................................. 47
  Section 3.21                Warranties........................................................................ 47
  Section 3.22                Condition of Assets............................................................... 47
  Section 3.23                Brokers and Finders............................................................... 48
  Section 3.24                No Other Representations or Warranties............................................ 48

                                   ARTICLE IV
                                   ----------

                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------

  Section 4.1                 Organization and Authority of Buyer............................................... 49
  Section 4.2                 Brokers and Finders............................................................... 50
  Section 4.3                 Financial Capability.............................................................. 50
  Section 4.4                 Securities Act.................................................................... 51
  Section 4.5                 Consents and Approvals............................................................ 52
  Section 4.6                 No Other Representations or Warranties............................................ 52

                                    ARTICLE V
                                    ---------

                        TAX AND CERTAIN EMPLOYEE MATTERS
                        --------------------------------

  Section 5.1                 Tax Sharing....................................................................... 52
  Section 5.2                 338 Election, Tax Indemnification................................................. 52
  Section 5.3                 Tax Returns....................................................................... 55
  Section 5.4                 Contest Provisions................................................................ 56
  Section 5.5                 Information to Be Provided by Buyer............................................... 58
  Section 5.6                 Assistance and Cooperation........................................................ 58
  Section 5.7                 Post-Closing Actions Which May Affect the
                                  Seller's Liability for Taxes.................................................. 59
  Section 5.8                 Intentionally Deleted............................................................. 60
  Section 5.9                 Computation of Losses Subject to
                                  Indemnification............................................................... 60
  Section 5.10                Transfer Taxes.................................................................... 60
  Section 5.11                Certain Employee Payment Obligations.............................................. 60
  Section 5.12                Survival of Obligations........................................................... 62

                                   ARTICLE VI
                                   ----------

                        CERTAIN COVENANTS AND AGREEMENTS
                               OF SELLER AND BUYER
                        --------------------------------

  Section 6.1                 Access and Information............................................................ 62
  Section 6.2                 Registrations, Filings and Consents............................................... 64
  Section 6.3                 Conduct of Business............................................................... 65
  Section 6.4                 Certain Buyer Obligations......................................................... 70
  Section 6.5                 Employee Matters.................................................................. 71
  Section 6.6                 Retention of Books and Records.................................................... 74
  Section 6.7                 Closing Date Financial Information................................................ 75
  Section 6.8                 Delivery of Corporate Minutes and Bank
                                  Signature Cards............................................................... 75
  Section 6.9                 Covenant Not-to-Compete........................................................... 76
  Section 6.10                Eyelab and Pearle Marks........................................................... 78
  Section 6.11                Audited Financial Statements...................................................... 79
  Section 6.12                Certain Consents.................................................................. 80
  Section 6.13                Transition Services............................................................... 81
  Section 6.14                Financing......................................................................... 81
  Section 6.15                Insurance Claims.................................................................. 82

  Section 6.16                Ownership of PSC.................................................................. 83
  Section 6.17                Further Assurances................................................................ 83
  Section 6.18                BV Pension Provision

                                   ARTICLE VII
                                   -----------

                              CONDITIONS TO CLOSING
                              ---------------------

  Section 7.1                 Conditions to Obligations of Buyer................................................ 86
  Section 7.2                 Conditions to Obligations of Seller............................................... 89
  Section 7.3                 Conditions to Obligations of Buyer and
                                  Seller........................................................................ 90

                                  ARTICLE VIII
                                  ------------

                                   TERMINATION
                                   -----------

  Section 8.1                 Termination....................................................................... 91
  Section 8.2                 Effect of Termination............................................................. 92

                                   ARTICLE IX
                                   ----------

                          SURVIVAL AND INDEMNIFICATION
                          ----------------------------

  Section 9.1                 Survival of Representations, Warranties,
                                  Covenants and Agreements; Knowledge of
                                  Breach........................................................................ 92
  Section 9.2                 Indemnification................................................................... 94
  Section 9.3                 Method of Asserting Claims, etc.................................................. 101

                                    ARTICLE X
                                    ---------

                                  MISCELLANEOUS
                                  -------------

  Section 10.1                Amendment and Modification; Waiver................................................105
  Section 10.2                Return of Information.............................................................105
  Section 10.3                Expenses..........................................................................106
  Section 10.4                Public Disclosure.................................................................106
  Section 10.5                Assignment........................................................................107
  Section 10.6                Entire Agreement..................................................................107
  Section 10.7                Fulfillment of Obligations........................................................108
  Section 10.8                Parties in Interest; No Third Party
                                  Beneficiaries.................................................................108
  Section 10.9                Schedules.........................................................................108
  Section 10.10               Counterparts......................................................................108
  Section 10.11               Section Headings..................................................................109
  Section 10.12               Notices...........................................................................109
  Section 10.13               Mediation.........................................................................110
  SECTION 10.14               GOVERNING LAW; SUBMISSION TO JURISDICTION;
                                  SELECTION OF FORUM............................................................112
  Section 10.15               Severability......................................................................113

SCHEDULES
---------

Schedule 2.2(a)               PSC Assets and Liabilities

Schedule 2.3(c)               Adjustments to Closing Date Working Capital

Schedule 3.4                  Subsidiaries of Pearle

Schedule 3.5                  Franchise Agreements

Schedule 3.6(a)               Financial Information

Schedule 3.6(b)               BV Financial Information

Schedule 3.7                  Undisclosed Liabilities

Schedule 3.8                  Certain Changes or Events

Schedule 3.9                  Liens, Encumbrances, etc.

Schedule 3.10                 Litigation

Schedule 3.11                 Compliance With Law

Schedule 3.12                 Contracts

Schedule 3.13                 Consents

Schedule 3.14                 Tax Matters

Schedule 3.15                 Intellectual Property

Schedule 3.16                 Collective Bargaining Agreements

Schedule 3.17                 Company Plans

Schedule 3.18                 Environmental Matters

Schedule 3.19                 Insurance Policies

Schedule 3.21                 Warranties

Schedule 3.22                 Condition of Assets

Schedule 4.3                  Financing Arrangements

Schedule 6.3(g)               Promotions

Schedule 6.9(a)               Competing Businesses

Schedule 6.9(c)               Solicited Employees

Schedule 7.1(b)               Form of Opinion of Counsel of Seller

Schedule 7.2(b)               Form of Opinion of Counsel of Buyer

                  STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of September 24, 1996, among THE PILLSBURY COMPANY, a Delaware corporation ("Seller"), PEARLE, INC., a Delaware corporation ("Pearle" or the "Company") and COLE NATIONAL CORPORATION, a Delaware corporation ("Buyer").

                              W I T N E S S E T H:

                  WHEREAS, Seller owns all of the issued and outstanding shares of capital stock of Pearle;

                  WHEREAS, Pearle owns, directly or indirectly, all of the issued and outstanding shares of capital stock of Pearle Service Corporation ("PSC");

                  WHEREAS, Buyer desires to purchase from Pearle, or one of its Subsidiaries, all of the issued and outstanding shares of PSC capital stock (consisting of 100 shares of common stock, par value $1.00 per share (the "PSC Shares")), after which time Pearle will distribute the proceeds of such sale to Seller, and Buyer and Pearle, along with Seller and its Continuing Affiliates, desire to make an election under Section 338(h)(10) of the Code with respect to the PSC Shares, as more specifically provided herein;

                  WHEREAS, following the purchase of the PSC Shares and the distribution of the proceeds of such sale by Pearle, Buyer desires to purchase from Seller all of the issued and outstanding shares of Pearle capital stock (consisting of 100 shares of common stock, par value $1.00 per share (the "Pearle Shares")), as more specifically provided herein; and

                  NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:

                                    ARTICLE I
                                    ---------

                  Section 1.1 SPECIFIC DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:

                  "ADJUSTMENT STATEMENT" shall have the meaning set forth in Section 2.3(c).

                  "ADJUSTMENT WORKPAPERS" shall mean the workpapers of KPMG prepared in the course of auditing the Closing Date Balance Sheet and its calculation of Closing Date Working Capital and the Adjustment Statement, excluding any audit planning memoranda or audit programs.

                  "AFFILIATE", as applied to any Person, means any other Person directly or indirectly controlling, controlled by or under common control with that Person.

                  "AGREEMENT" shall mean this Agreement and all Schedules hereto.

                  "ANTITRUST DIVISION" shall mean the Antitrust Division of the United States Department of Justice.

                  "AUDITED BV FINANCIAL INFORMATION" shall have the meaning set forth in Section 3.6(b).

                  "AUDITED FINANCIAL INFORMATION" shall have the meaning set forth in Section 3.6(a).

                  "BALANCE SHEET" shall have the meaning set forth in
Section 3.6(a).

                  "BUSINESS" shall have the meaning set forth in Section
6.9.

                  "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a day on which banks in New York City, New York are authorized or obligated by law or executive order to close.

                  "BUYER" shall have the meaning set forth in the Preamble.

                  "BV FINANCIAL INFORMATION" shall have the meaning set forth in Section 3.6(b).

                  "BV PENSION PROVISION" shall have the meaning set forth in Section 6.18.

                  "CALCULATED RECEIVABLES SETTLEMENT" shall have the meaning set forth in Section 9.2(a).

                  "CLAIM NOTICE" shall have the meaning set forth in
Section 9.3.

                  "CLOSING" shall have the meaning set forth in
Section 2.2(a).

                  "CLOSING DATE" shall have the meaning set forth in
Section 2.2(a).

                  "CLOSING DATE BALANCE SHEET" shall mean an audited consolidated balance sheet of Pearle and the Subsidiaries as of the Closing Date, which shall be prepared by Seller in accordance with U.S. generally accepted accounting principles, applied on a basis consistent with the Balance Sheet, based on data and financial statements supplied by Buyer and Pearle, together with the audit report of KPMG.

                  "CLOSING DATE WORKING CAPITAL" shall mean the current assets less the current liabilities of Pearle North America at the Closing Date, prepared in conformity with the calculation set forth on Schedule 2.3(c).

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                  "COMPANY PLANS" shall have the meaning set forth in
Section 3.17.

                  "CONFIDENTIALITY AGREEMENT" shall have the meaning set forth, in Section 6.1(b).

                  "CONSENT" shall have the meaning set forth in Section
6.12.

                  "CONTINUING AFFILIATE" shall mean Affiliates of Seller other than Pearle and its Subsidiaries.

                  "DAMAGE THRESHOLD" shall have the meaning set forth in
Section 9.1.

                  "DEBT REDUCTION AMOUNT" shall have the meaning set forth in Section 2.3(a).

                  "DEBT STATEMENT" shall have the meaning set forth in
Section 2.3(c).

                  "DEDUCTIBLE" shall have the meaning set forth in
Section 9.1.

                  "DETERMINED RECEIVABLES AMOUNT" shall have the meaning set forth in Section 9.2(a).

                  "ENCUMBRANCES" shall have the meaning set forth in
Section 3.3.

                  "ENVIRONMENTAL LAW" means any law, regulation, code, license, permit, order, judgment, decree or injunction relating to the protection of the environment (including air, water, soil and natural resources) or the use, storage, handling, release or disposal of any hazardous or toxic substance as in effect on the date hereof.

                  "ERISA" shall have the meaning set forth in Section
3.17.

                  "ERISA AFFILIATE" shall have the meaning set forth in
Section 3.17.

                  "EYELAB MARKS" shall have the meaning set forth in
Section 6.10.

                  "ESTIMATED SHORT-TERM DEBT AMOUNT" shall have the meaning set forth in Section 2.3(a).

                  "FINAL ADJUSTMENT STATEMENT" shall have the meaning set forth in Section 2.3(d).

                  "FINANCIAL INFORMATION" shall have the meaning set forth in Section 3.6(a).

                  "FRANCHISE AGREEMENTS" shall have the meaning set forth in Section 3.5.

                  "FRANCHISE LAWS" shall have the meaning set forth in
Section 3.5.

                  "FRANCHISEE RECEIVABLES" shall have the meaning set forth in Section 9.2(a).

                  "FSA" shall have the meaning set forth in Section 3.17
(i).
                  "FTC" shall mean the Federal Trade Commission.

                  "HAZARDOUS SUBSTANCE" means any substance listed, defined, designated or classified as hazardous, toxic or radioactive under any applicable Environmental Law, including petroleum and any derivative or by-products thereof, asbestos that is or may become friable, and polychlorinated biphenyls in regulated concentrations.

                  "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "INDEMNIFIED PARTY" shall have the meaning set forth in
Section 9.2.

                  "INDEMNIFYING PARTY" shall have the meaning set forth in Section 9.2.

                  "INITIAL SALE" shall have the meaning set forth in
Section 2.1.

                  "INTELLECTUAL PROPERTY" shall mean trademarks, service marks, brand names, certification marks, trade dress, assumed names, trade names and other indications of origin, the goodwill associated with the foregoing, the rights thereto and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not in any jurisdiction; patents, applications for patents (including, without limitation, divisions, continuations, continuations in-part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; non-public information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any Person; all copyrights, in writings and other works, and writings and other works, whether copyrightable or not in any jurisdiction; registrations or applications for registration of copyrights in any jurisdiction, any design rights and any renewals or extensions thereof; any similar intellectual property or proprietary rights; and any claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing.

                  "INTERIM BV FINANCIAL INFORMATION" shall have the meaning set forth in Section 3.6(b).

                  "INTERIM FINANCIAL INFORMATION" shall have the meaning set forth in Section 3.6(a).

                  "IRS" shall mean the Internal Revenue Service.

                  "KPMG" shall mean KPMG Peat Marwick LLP.

                  "LEASE AGREEMENTS" shall have the meaning set forth in
Section 3.9.

                  "LIABILITIES" shall have the meaning set forth in
Section 3.7.

                  "LOSSES" shall have the meaning set forth in Section
9.2(a).

                  "MAJOR MARKS" shall have the meaning set forth in
Section 3.15(b).

                  "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the business, assets, liabilities, financial condition, properties, operations or results of operations of Pearle and the Subsidiaries considered as a whole.

                  "NOTE PURCHASE AGREEMENT" shall mean the Note Purchase Agreement, dated September 27, 1991, by and among Pearle Vision, Inc., the Company and Societe Generale, New York Branch ("SocGen"), as amended.

                  "NOTICE PERIOD" shall have the meaning set forth in
Section 9.3.

                  "OWNED REAL PROPERTY" shall have the meaning set forth in Section 3.9.

                  "PAST DUE RECEIVABLES" shall have the meaning set forth in Section 9.2(a).

                  "PEARLE" shall have the meaning set forth in the Preamble.

                  "PEARLE HOLDINGS" shall mean Pearle Holdings B.V., a corporation organized under the laws of the Netherlands.

                  "PEARLE MARKS" shall have the meaning set forth in
Section 6.10.

                  "PEARLE NORTH AMERICA" shall mean Pearle and its Subsidiaries to the extent referred to as "Adjusted North America
& Caribbean" on the Condensed Combining Pro Forma Balance Sheet attached to the Balance Sheet.

                  "PEARLE SHARES" shall have the meaning set forth in the Preamble.

                  "PENSION PLAN" shall have the meaning set forth in
Section 3.17.

                  "PERMITTED ENCUMBRANCES" shall have the meaning set forth in Section 3.9.

                  "PERSON" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental or regulatory body or other entity.

                  "PRE-CLOSING TAX PERIOD" shall have the meaning set forth in Section 5.2(c).

                  "PRIME RATE" shall mean the rate per annum equal to the publicly announced prime commercial lending rate of The Morgan Guaranty Trust Company of New York in effect from time to time, changing as such publicly announced rate changes, effective as of the date such change is publicly announced.

                  "PSC" shall have the meaning set forth in the Preamble.

                  "PSC SHARES" shall have the meaning set forth in the Preamble.

                  "PURCHASE PRICE" shall have the meaning set forth in
Section 2.1.

                  "RECEIVABLES CALCULATION DATE" shall have the meaning set forth in Section 9.2(a).

                  "RECEIVABLES DETERMINATION PERIOD" shall have the meaning set forth in Section 9.2(a).

                  "RECEIVABLES WRITEOFF AMOUNT" shall have the meaning set forth in Section 9.2(a).

                  "RECEIVABLES SCHEDULE" shall have the meaning set forth in Section 9.2(a).

                  "REPORT" shall have the meaning set forth in
Section 6.2(a).

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

                  "SELLER" shall have the meaning set forth in the Preamble.

                  "SELLER'S GROUP" shall mean any "affiliated group" (as defined in Section 1504(a) of the Code without regard to the limitations contained in
Section 1504(b) of the Code) that includes Seller and Pearle.

                  "SUBSEQUENT SALE" shall have the meaning set forth in
Section 2.1.

                  "SUBSIDIAR[Y][IES]" shall have the meaning set forth in
Section 3.4.

                  "TAXES" shall mean all federal, state, local or foreign income, gross receipts, windfall or excess profits, severance, property, production, sales, use, license, capital, value added, ad valorem, transfer, excise, franchise, employment, withholding or other taxes, duties or similar governmental charges or assessments (whether or not any such item is accounted for as a tax) imposed by or on behalf of any governmental authority and, with regard to Pearle Holdings and its subsidiaries, shall also include customs duties, environmental taxes, national luxury tax on vehicles, road taxes, social security premiums or employee insurance premiums or similar governmental charges or assessments (whether or not any such item is accounted for as a tax) imposed by or on behalf of any governmental authority, together, in every case, with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

                  "TAX PACKAGE" shall have the meaning set forth in
Section 5.5.

                  "TAX RETURNS" shall mean all federal, state, local or foreign tax returns, tax reports, and declarations of estimated tax (including any schedules or attachments to any thereto), including without limitation consolidated, combined and unitary state tax returns and consolidated federal income tax returns.

                  "THIRD PARTY CLAIM NOTICE" shall have the meaning set forth in
Section 9.3.

                  "UNAFFILIATED FIRM" shall mean an unaffiliated "big six" accounting firm to be selected and agreed upon by Buyer and Seller.

                  "WORKING CAPITAL ADJUSTMENT AMOUNT" shall have the meaning set forth in Section 2.3(e).

                  Section 1.2 OTHER TERMS. Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning indicated throughout this Agreement.

                  Section 1.3 OTHER DEFINITIONAL PROVISIONS. (a) The words "hereof", "herein", and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                  (b) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

                  (c) The terms "dollars" and "$" shall mean United States Dollars. The term "NLG" shall mean Dutch guilders.

                                   ARTICLE II
                                   ----------

                PURCHASE AND SALE OF PSC SHARES AND PEARLE SHARES
                -------------------------------------------------

                  Section 2.1 PURCHASE AND SALE OF PSC SHARES AND PEARLE SHARES. Buyer agrees to purchase from Pearle, or one of its Subsidiaries, and Pearle, or one of its Subsidiaries, agrees to sell to Buyer, the PSC Shares, for an aggregate purchase price of $22,300,000 (the "Initial Sale"). After Pearle has distributed the proceeds of such sale to Seller, Buyer agrees to purchase from Seller, and Seller agrees to sell to Buyer, the Pearle Shares, for an aggregate purchase price of $137,460,000 and 100,000,000 NLG (the "Subsequent Sale"). The sum of the aggregate purchase price for the Initial Sale and the aggregate purchase price for the Subsequent Sale is hereinafter referred to as the "Purchase Price". The parties agree to negotiate in good faith between the date hereof and the Closing Date to reallocate the Purchase Price between the Initial Sale and the Subsequent Sale if the relative values of the PSC Shares and the Pearle Shares are determined to be different than implied by this
Section 2.1.

                  Section 2.2  CLOSING; DELIVERY AND PAYMENT.

                  (a)  The closing of the Initial Sale and Subsequent
Sale (collectively, the "Closing") shall take place at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004 at 10:00 A.M. (local time), on November 15, 1996, or at such other time and place as the parties hereto may mutually agree. The Subsequent Sale shall occur immediately following the consummation of the Initial Sale and the distribution of the proceeds of the Initial Sale. The date on which the Closing occurs is called the "Closing Date," and the closing of the Initial Sale shall be deemed effective at 11:58 P.M. (local time) on the Closing Date and the closing of the Subsequent Sale shall be deemed effective at 11:59 P.M. (local time) on the Closing Date. Seller agrees and represents that the tax bases and book values of PSC's assets and liabilities as of immediately prior to the Closing shall be substantially as set forth on Schedule 2.2(a) hereto.

                  (b) On the Closing Date, Seller shall deliver (or cause to be delivered) to Buyer certificates representing the PSC Shares and the Pearle Shares duly endorsed and in form for transfer to Buyer, and Buyer shall pay to Seller the Purchase Price (minus any adjustment made pursuant to Section 2.3) for the PSC Shares and the Pearle Shares in immediately available funds to an account or accounts designated by Seller not less than two Business Days prior to the Closing.

                  (c) On the Closing Date, all intercompany accounts between Pearle or the Subsidiaries, on the one hand, and Seller or its Continuing Affiliates, on the other hand, shall be cancelled, and the respective amounts shall be recorded as contributions to capital or by way of distribution in kind, as the case may be.

                  Section 2.3  PURCHASE PRICE ADJUSTMENTS AND
RECONCILIATION OF DEBT REDUCTION AMOUNT.

                  (a) Not less than two Business Days prior to the Closing Date, Seller shall deliver to Buyer a written statement identifying (i) the amount of any long-term debt of Pearle or any of the Subsidiaries as of the Closing Date, (ii) the amount of the current maturities of long-term debt of Pearle and the Subsidiaries as of the Closing Date, (iii) an estimate of the amount equal to the sum of the short-term debt and any cash overdraft of Pearle and the Subsidiaries (the "Estimated Short-
Term Debt Amount"), and (iv) an amount representing the sum of clauses (i) through (iii) above (the "Debt Reduction Amount"), in each case excluding any amounts that will be discharged or otherwise eliminated as of the Closing Date. The Purchase Price shall be reduced dollar-for-dollar (as set forth in (f)) by the amount of the Debt Reduction Amount, if any.

                  (b) Any amount to be set forth in a written statement to be delivered by Seller pursuant to this Section 2.3 which is in a local currency shall be converted into U.S. currency at an exchange rate equal to the spot rate for such currency as published in THE WALL STREET JOURNAL on the last day of its publication prior to the second Business Day prior to the Closing Date.

                  (c) As soon as reasonably practicable, but not later than 90 calendar days after the Closing Date, Seller shall deliver to Buyer the Closing Date Balance Sheet, including a calculation of Closing Date Working Capital (collectively with the Closing Date Balance Sheet, the "Adjustment Statement"), together with a determination of actual short-term debt and any cash overdraft of Pearle and the Subsidiaries at the Closing Date (the "Debt Statement") and shall cause KPMG to give Buyer and its accountants access to all of the Adjustment Workpapers. The Adjustment Statement, together with any notes thereto, will be examined by and accompanied by the report of KPMG stating that in the opinion of such firm, the Adjustment Statement presents fairly, in all material respects, the Closing Date Balance Sheet and the Closing Date Working Capital, prepared in accordance with United States generally accepted accounting principles, subject to any adjustments set forth in Schedule 2.3(c). Buyer and its representatives and accountants shall have the right to participate in and observe the process of the preparation of the Adjustment Statement, including the taking of a physical inventory, if any, and the pricing thereof. Buyer shall, and shall cause Pearle to, provide Seller and KPMG (i) all data and financial statements reasonably requested by Seller and (ii) reasonable access to the books and records, any other information, including work papers of its accountants, and to any employees of Pearle and the Subsidiaries to the extent necessary for the preparation of the Closing Date Balance Sheet and the Adjustment Statement.

                  (d) Within 30 calendar days after receipt of the Adjustment Statement and the giving of access to all of the Adjustment Workpapers, Buyer shall either inform Seller in writing that the Adjustment Statement is acceptable or object to the Adjustment Statement in writing setting forth a specific description of its objections. If Buyer so objects and the parties do not resolve such objections on a mutually agreeable basis within 30 calendar days after Seller's receipt thereof, the disagreement shall be resolved within an additional 30 calendar day period by an Unaffiliated Firm. The decision of the Unaffiliated Firm shall be final and binding upon the parties. Upon the agreement of the parties or the decision of the Unaffiliated Firm as to all matters objected to, or if Buyer fails to deliver an objection to Seller within the 30 calendar day period provided above in the first sentence hereof, the Adjustment Statement (as adjusted, if necessary) shall be deemed the Final Adjustment Statement (the "Final Adjustment Statement") and the determination of Closing Date Working Capital as set forth in the Final Adjustment Statement shall be deemed final. Each party shall bear the fees, costs and expenses of its own accountants and shall share equally the fees, costs and expenses of the Unaffiliated Firm. Buyer and Seller shall (and Buyer shall cause Pearle to) make readily available to the Unaffiliated Firm all relevant books and records and any work papers (including those of the parties' respective accountants and the Adjustment Workpapers) relating to the Balance Sheet and the Closing Date Balance Sheet and all other items reasonably requested by the Unaffiliated Firm.

                  (e) Upon the determination of the Final Adjustment Statement and Closing Date Working Capital in accordance with Section 2.3(d), the Purchase Price shall be adjusted, up or down, as follows: (i) if the Closing Date Working Capital is GREATER than $21,885,000, Buyer shall pay or cause to be paid to Seller the amount of such difference, and (ii) if the Closing Date Working Capital is LESS than $21,885,000, Seller shall pay or cause to be paid to Buyer and/or one or more designees of Buyer the amount of such difference (the "Working Capital Adjustment Amount"), as adjusted pursuant to Section 2.3(f).

                  (f) Upon the determination of the Final Adjustment Statement and Closing Date Working Capital in accordance with Section 2.3(d), the Debt Reduction Amount shall be adjusted, up or down, as follows: (i) if the short-term debt and any cash overdrafts included in the Debt Statement is GREATER than the Estimated Short-Term Debt Amount, the Working Capital Adjustment Amount shall be adjusted dollar-for-dollar so that such difference is for the benefit of Buyer (and/or its designees), and (ii) if the amount of short-term debt and any cash overdrafts included in Closing Date Working Capital is LESS than the Estimated Short-Term Debt Amount, the Working Capital Adjustment Amount shall be adjusted dollar-for-dollar so that such difference is for the benefit of Seller (and/or its designees).

                  (g) An amount equal to the Working Capital Adjustment Amount, as adjusted pursuant to Section 2.3(f), shall be paid by wire transfer of immediately available funds within five Business Days after the date that the determination of Closing Date Working Capital is deemed final in accordance with
Section 2.3(d), together with interest thereon from the Closing Date to the date of payment calculated at the Prime Rate.

                                   ARTICLE III
                                   -----------

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

                  Pearle and Seller, with respect only to Sections 3.1, 3.2, 3.3, 3.13, 3.14, 3.23 and 3.24 hereof, represent and warrant to Buyer as of the date hereof and as of the Closing Date (except that representations and warranties that are made as of a specific date need be true only as of such date) as follows:

                  Section 3.1  ORGANIZATION AND AUTHORITY OF SELLER.
Seller has been duly incorporated, is validly existing and is in good standing under the laws of the State of Delaware, with full power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, and no other proceedings on the part of Seller are necessary to authorize this Agreement and the consummation of the transactions contemplated hereby. Neither the execution and delivery of this Agreement nor compliance by Seller with its terms and provisions will (a) violate any provision of the certificate of incorporation or by-laws of Seller; (b) subject to obtaining the consents referred to in Section 3.13, conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation or acceleration (whether after the giving of notice or the lapse of time or both) of any right or obligation of Seller, or to a loss of any benefit to which Seller is entitled under, any contract, franchise, license, agreement, lease, indenture or other instrument to which Seller is a party; or (c) assuming compliance with the matters set forth in Sections 3.13 and 4.5, to the knowledge of Seller, violate or result in a breach of or constitute a default under any law, rule, regulation, judgment, injunction, order, decree or other restriction of any court or governmental authority to which

Seller is subject, except where, in all cases, individually or in the aggregate such violation, conflict, breach, termination, default, cancellation, acceleration or loss would not be reasonably likely to prohibit or materially impair or delay Seller's ability to perform its obligations under this Agreement.

                  Section 3.2 ORGANIZATION, AUTHORITY AND QUALIFICATION OF PEARLE. Pearle is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to own or lease its assets and to carry on its business substantially as currently conducted and is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where, individually or in the aggregate, the failure to be so qualified would be reasonably likely to have a Material Adverse Effect. Neither the execution and delivery of this Agreement nor compliance by Pearle or any Subsidiary with its terms and provisions will (a) violate any provision of the certificate of incorporation or by-laws (or comparable governing instruments) of Pearle or any Subsidiary; (b) subject to obtaining the consents referred to in Section 3.13, conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation or acceleration (whether after the giving of notice or the lapse of time or both) of any right or obligation of Pearle or any of the Subsidiaries, or to a loss of any benefit to which Pearle or any of the Subsidiaries is entitled under, any contract, franchise, license, agreement, lease, indenture or other instrument to which Pearle or any of the Subsidiaries is a party; or (c) assuming compliance with the matters set forth in Sections 3.13 and 4.5, to the knowledge of Pearle, violate or result in a breach of or constitute a default under any law, rule, regulation, judgment, injunction, order, decree or other restriction of any court or governmental authority to which Pearle or any of the Subsidiaries is subject, except where, in all cases (other than those relating to the certificate of incorporation or by-laws (or comparable governing instruments) of Pearle or any Subsidiary or any contract required to be disclosed on Schedule 3.12 or any governmental permit or license the failure of which to maintain would be reasonably likely to impair the ability of Pearle or any Subsidiary to conduct its business substantially in the ordinary and usual course consistent with past practice), alone or in the aggregate, such violation, conflict, breach, termination, default, cancellation, acceleration or loss would not be reasonably likely to have a Material Adverse Effect.

                  Section 3.3 CAPITALIZATION OF PEARLE AND PSC. (a) The authorized capital stock of Pearle consists of 1,000 shares of common stock, par value $1.00 per share, of which only the Pearle Shares are validly issued and outstanding. The Pearle Shares are duly authorized, validly issued, fully paid and nonassessable and are owned of record and beneficially by Seller. Seller has good and valid title to the Pearle Shares and, upon consummation of the transactions contemplated in this Agreement, shall have transferred such title to the Pearle Shares to Buyer pursuant to the terms of this Agreement, free and clear of any liens, charges, pledges, security interests, adverse claims or other encumbrances (collectively, "Encumbrances"), other than such Encumbrances which were incurred by Buyer or caused to be incurred by Pearle or any Subsidiary by Buyer as a result of the transactions contemplated by this Agreement. There are no preemptive or other outstanding rights, subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatsoever under which Seller, Pearle or its Subsidiaries is or may become obligated to vote, issue, assign or transfer any shares of the capital stock, or rights or warrants to acquire, or securities convertible into shares of capital stock, of Pearle or any of its Subsidiaries.

                  (b) The authorized capital stock of PSC consists of 1,000 shares of common stock, par value $1.00 per share, of which only the PSC Shares are validly issued and outstanding. The PSC Shares are duly authorized, validly issued, fully paid and nonassessable and are owned of record and beneficially by Pearle. Pearle has good and valid title to the PSC Shares and, upon consummation of the transactions contemplated in this Agreement, shall have transferred such title to the PSC Shares to Buyer pursuant to the terms of this Agreement, free and clear of any Encumbrances, other than such Encumbrances which were incurred by Buyer or caused to be incurred by Pearle or any Subsidiary by

Buyer as a result of the transactions contemplated by this Agreement. There are no preemptive or other outstanding rights, subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatsoever under which Seller, Pearle or its Subsidiaries is or may become obligated to vote, issue, assign or transfer any shares of the capital stock, or rights or warrants to acquire, or securities convertible into shares of capital stock, of PSC or any of its Subsidiaries.

                  Section 3.4 SUBSIDIARIES OF PEARLE. Schedule 3.4 hereto lists the name of each subsidiary of Pearle in which Pearle owns, beneficially or of record directly or indirectly, securities representing 50 percent (50%) or more of the aggregate voting power (each a "Subsidiary," and, collectively, the "Subsidiaries"), together with the jurisdiction of its organization and the record and beneficial holder of all shares of such Subsidiary. The shares of capital stock of each Subsidiary that are owned by Pearle or a Subsidiary, as the case may be, are free and clear of all Encumbrances, other than such Encumbrances which were incurred by Buyer or caused to be incurred by Buyer, directly or indirectly, as a result of the transactions contemplated by this Agreement; all such capital stock is duly authorized, validly issued, fully paid and nonassessable and, except as set forth on Schedule 3.4 hereto, such shares are the only shares of capital stock of such Subsidiaries issued and outstanding. Each Subsidiary is a corporation duly organized, validly existing and (in jurisdictions recognizing the concept of good standing) in good standing under the laws of its jurisdiction of organization, has the power and authority to own or lease its assets and to carry on its business substantially as it is now being conducted, and is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the ownership or operation of its properties and assets or the conduct of its business requires such qualification, except where, individually or in the aggregate, the failure to be so qualified would not be reasonably likely to have a Material Adverse Effect. With respect to Pearle Holdings and each of its subsidiaries, there has been no proposal made or resolution adopted (by the competent corporate body(ies)) for the dissolution or liquidation of such company nor do any circumstances exist, to the knowledge of Pearle, which may result in the dissolution or liquidation of such company, and no proposal has been made or resolution adopted (by the competent corporate body(ies)) for the statutory merger of such company with another entity or for a splitting of such company, except where, individually or in the aggregate, such dissolution or liquidation would not be reasonably likely to have a Material Adverse Effect. Pearle does not own beneficially or of record, directly or indirectly, an equity or other ownership interest in any Person other than the Subsidiaries.

                  Section 3.5  FRANCHISE AGREEMENTS.  All franchise
agreements between Pearle or its Subsidiaries and third parties as of the date hereof are hereinafter referred to as the Franchise Agreements.
Schedule 3.5(i) hereto lists substantially all Franchise Agreements, copies of each of which, including any material addenda, modifications or side letters, have previously been made available to Buyer. Except as set forth on Schedule 3.5(ii) or to the extent that such defects, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect, all of the Franchise Agreements are valid and binding in accordance with their terms. Pearle is in compliance in all respects with all of its obligations under the Franchise Agreements and there exists, on the part of Pearle, no default with respect to any Franchise Agreement, except for those defaults listed on Schedule 3.5(iii) hereto and such failures to comply and defaults which, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect. Neither Pearle nor any Subsidiary has received notice of, and neither Pearle nor any Subsidiary has knowledge of, any default by any other party under any Franchise Agreement, except for those defaults listed on Schedule 3.5(iv) hereto and those defaults which, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect. Pearle is in compliance with all laws, rules and regulations of all governmental authorities in jurisdictions in which Pearle has franchises applicable to the sale of franchises or the service and operation of a franchise system ("Franchise Laws"), and the enforcement by Pearle or any Subsidiary of any Franchise

Agreement in accordance with its terms will not violate any Franchise Law, except where such noncompliance or enforcement, as the case may be, would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

                  Section 3.6 FINANCIAL INFORMATION. (a) Attached hereto as
Schedule 3.6 (a) is a copy of (i) the audited consolidated balance sheets of Pearle and the Subsidiaries as of September 30, 1994 and September 30, 1995 and the consolidated statements of operations, stockholder's equity and cash flows for the fiscal years ended September 30, 1993, September 30, 1994 and September 30, 1995 (collectively, with the notes thereto and independent auditors report therein, the "Audited Financial Information") and (ii) a copy of the pro forma unaudited consolidated balance sheet (the "Balance Sheet") of Pearle and the Subsidiaries as of June 30, 1996 and the related consolidated statements of operations, stockholder's equity and cash flows for the nine months then ended (collectively, with the notes thereto, the "Interim Financial Information"). The Audited Financial Information and the Interim Financial Information (together, the "Financial Information") have been prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis (except as may be noted therein), and present fairly, in all material respects, the consolidated financial position of Pearle and its Subsidiaries as of September 30, 1994 and September 30, 1995 and June 30, 1996, respectively, and the consolidated statements of operations, stockholder's equity and cash flows of Pearle and its Subsidiaries for the fiscal years ended September 30, 1993, September 30, 1994 and September 30, 1995 and the nine months ended June 30, 1996, respectively, subject, in the case of the Interim Financial Information, to normal year-end adjustments and the notes regarding the pro forma adjustments reflected therein.

                  (b) Attached hereto as Schedule 3.6(b) is a copy of (a) the audited consolidated balance sheets of Pearle Holdings and its subsidiaries as of September 30, 1994 and September 30, 1995 and the consolidated statements of operations for the fiscal years ended September 30, 1994 and September 30, 1995 and source of funds for the fiscal year ended September 30, 1995 (collectively, with the notes thereto and the independent auditors' report thereon, the "Audited BV Financial Information") and (b) a copy of the pro forma unaudited consolidated balance sheet of Pearle Holdings and its subsidiaries as of June 30, 1996 and the related consolidated statements of operations and source of funds for the nine months then ended (collectively, with the notes thereto, the "Interim BV Financial Information"). The Audited BV Financial Information and the Interim BV Financial Information (together, the "BV Financial Information") have been prepared in accordance with Dutch generally accepted accounting principles applied on a consistent basis (except as may be noted therein), and present, in all material respects, a true and fair view of the financial position and results of Pearle Holdings and its subsidiaries as of September 30, 1994, September 30, 1995 and

June 30, 1996, respectively, and the results for the fiscal years ended September 30, 1994 and September 30, 1995 and the nine months ended June 30, 1996, respectively, subject, in the case of the Interim BV Financial Information, to normal year-end adjustments and the notes regarding the pro forma adjustments reflected therein.

                  Except as set forth in Schedule 3.6(a) or (b) or Schedule 3.8, from and after October 1, 1995, there has not been any change by Pearle or Pearle Holdings in accounting principles (including tax accounting principles), practices or methods.

                  Section 3.7 ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth in or provided for and fully reserved against in the Financial Information or the BV Financial Information or as set forth in Schedule 3.7 hereto, there are no debts, liabilities or obligations, whether accrued, contingent, absolute, determined, determinable or otherwise (collectively, the "Liabilities"), of Pearle or the Subsidiaries except for: (i) Liabilities that have arisen in the ordinary and usual course of business consistent with past practice since June 30, 1996, none of which, alone or in the aggregate would be likely to have a Material Adverse Effect, (ii) intercompany accounts between Pearle or the Subsidiaries and Seller or its Affiliates and (iii) Liabilities incurred by Buyer or caused to be incurred by Pearle or any Subsidiary by Buyer as a result of the transactions contemplated by this Agreement.

                  Section 3.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in Schedule 3.6(a), Schedule 3.6(b), Schedule 3.8 or Schedule 3.12 hereto, from and after July 1, 1996 Pearle and the Subsidiaries have conducted their businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses consistent with past practice and there has not been (i) any change in the financial condition, properties, business or results of operations of Pearle and the Subsidiaries, except those changes that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect or (ii) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by Pearle or any of the Subsidiaries not covered by insurance. Except as set forth in Schedule 3.6(a), 3.6(b) or
Schedule 3.8 hereto and except for increases or amendments in the ordinary and usual course of business consistent with past practice or as required by law, from and after October 1, 1995, there has not been any material increase in the compensation payable or to become payable by Pearle or any Subsidiary to any of their directors, officers or employees or any increase in the benefits under, or adoption of, any bonus, insurance, pension or other employee benefit plan, payment or arrangement, for or with any such directors, officers or employees.

                  Section 3.9 TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES, ETC. (a) All leases and subleases entered into by

Pearle or its Subsidiaries as of the date hereof are hereinafter referred to as the Lease Agreements. Schedule 3.9(a)(i) hereto lists substantially all Lease Agreements, copies of each of which, including any material addenda, modifications or side letters, have previously been made available to Buyer.
Schedule 3.9(a)(ii) hereto lists all properties owned by Pearle or the Subsidiaries as of the date hereof (the "Owned Real Property"). Except as set forth on Schedule 3.9(a)(iii) hereto, each of Pearle and the Subsidiaries has good and, in the case of the Owned Real Property, marketable title to, or a valid and binding leasehold interest in, all of the properties and assets owned or leased by Pearle or any Subsidiary free and clear of any Encumbrances, except for: (i) any Encumbrances reflected in the Financial Information or the BV Financial Information; (ii) any Encumbrances incurred or created from and after July 1, 1996 in the ordinary and usual course of business consistent with past practice and which, alone or in the aggregate, would not be reasonably likely to have a Material Adverse Effect; (iii) any Encumbrances which, alone or in the aggregate, would not materially adversely affect Pearle's ability to conduct its business substantially as heretofore conducted; (iv) any Encumbrances for taxes, assessments and other governmental charges not yet due and payable or due but not delinquent or being contested in good faith by appropriate proceedings; (v) any mechanics', workmen's, repairmen's, warehousemen's, carriers' or other like liens and encumbrances arising in the ordinary and usual course of business consistent with past practice or being contested in good faith by appropriate proceedings (the "Permitted Encumbrances"); and (vi) any Encumbrances which are matters of public record or would be shown by a current title report or survey or physical inspection, such as easements, quasi easements, covenants, licenses, rights of way, land use, zoning or other legal requirements, ordinances or plans, which, alone or in the aggregate, would not be reasonably likely to materially adversely affect Pearle's ability to conduct its business substantially as heretofore conducted.

                  (b) Except as set forth on Schedule 3.9(b) hereto, neither Pearle nor any Subsidiary is in default under any leases (including, without limitation, the Lease Agreements) under which Pearle or any Subsidiary is the lessee of real or personal property, and no event has occurred which, with notice or lapse of time, or both, would constitute such a default, or permit termination, modification or acceleration under any such lease, except defaults or events which, alone or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

                  Section 3.10 LITIGATION. Except as set forth in Schedule 3.10 hereto, there are, as of the date hereof, no claims, actions, suits, proceedings or investigations pending or, to the knowledge of Pearle, threatened against Pearle or any Subsidiary or any of their respective properties or assets at law, in equity or otherwise, in, before, or by, any court or governmental agency or authority.

                  Section 3.11 COMPLIANCE WITH LAW. Except as set forth in
Schedule 3.11, the business of Pearle and the Subsidiaries is not being conducted in violation of any law, ordinance or regulation of any governmental entity, and all governmental approvals, permits and licenses required to conduct the business (including, without limitation, the franchise business) of Pearle and the Subsidiaries have been obtained and are in full force and effect and are being complied with in all respects, except for any violations or noncompliance which, alone or in the aggregate, do not and would not be reasonably likely to have a Material Adverse Effect; it being understood that nothing in this representation is intended to address any compliance issue that is (x) related to any Environmental Law or (y) the subject of any other representation or warranty set forth herein.

                  Section 3.12 CONTRACTS. Except as set forth in Schedule 3.12 and except for contracts entered into by Buyer or caused by Buyer to be entered into by Pearle or any Subsidiary in connection with this Agreement and the transactions contemplated hereby, neither Pearle nor any Subsidiary is a party to, or bound by, any contract of any kind which is to be performed or as to which Pearle or any Subsidiary may have any right or obligation after the Closing Date other than (i) purchase orders, franchise agreements, leases and general contracts and subcontracts relating to store construction which have been entered into in the ordinary and usual course of business consistent with past practice, or (ii) any other contracts entered into in the ordinary and usual course of business consistent with past practice pursuant to which Pearle or the Subsidiary, as the case may be, is or would be obligated to expend, or entitled to receive, less than $100,000 in any 12-month period or which is subject to cancellation by Pearle or the Subsidiary, as the case may be, upon less than three (3) months' notice, without incurring any expenditure and without penalty or increased cost. All contracts to which Pearle or any Subsidiary is a party constitute valid and binding obligations of Pearle or any Subsidiary, as the case may be, enforceable against Pearle or any Subsidiary, as the case may be, in accordance with their respective terms (subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles) and in full force and effect, except for such contracts the invalidity or unenforceability of which alone or in the aggregate would not be reasonably likely to have a Material Adverse Effect. There is not any pending or, to the knowledge of Pearle, threatened cancellation, existing default, or event under any such contract which, after notice or lapse of time, or both, would constitute a default, except for such pending or threatened cancellations, existing defaults or events which, alone or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

                  Section 3.13  CONSENTS AND APPROVALS.  Except as set
forth in Schedule 3.13 or as required by the HSR Act, the execution, delivery and performance of this Agreement will not require Seller, Pearle, or any of its Subsidiaries to obtain any consent, waiver, authorization or approval of, or make any filing with or give notice to, any Person, except for such consents, waivers, authorizations or approvals (other than those relating to any contract required to be disclosed on Schedule 3.12 or any governmental permit or license the failure of which to maintain would impair the ability of Pearle or any Subsidiary to conduct their businesses in the ordinary and usual course consistent with past practice) which the failure to obtain would not be reasonably likely to have a Material Adverse Effect.

                  Section 3.14 TAX MATTERS. (a) Except as set forth in Schedule
3.14 hereto, as reflected in the Financial Information or BV Financial Information or as would not be reasonably likely to have a Material Adverse Effect, (i) all Tax Returns required to be filed prior to the Closing Date with respect to the Seller's Group or Pearle and/or any of the Subsidiaries have been duly filed, (ii) all Taxes shown to be due on such Tax Returns have been paid in full, (iii) no deficiencies for any Taxes with respect to such Tax Returns have been asserted and (iv) no waivers of statutes of limitation have been given or requested with respect to any Taxes with respect to such Tax Returns. Except as set forth on Schedule 3.14 hereto, no material unresolved issue has been raised either in writing or, to Seller's knowledge, other than in writing, by any governmental authority in the course of any audit with respect to Taxes on the income, assets, operations, activities, etc. of Pearle or any Subsidiary.

                  (b) The information set forth on Schedule 3.14 identifying, as of June 30, 1996, the tax bases of Pearle in the Subsidiaries organized under the laws of the Netherlands and the tax bases of Pearle Holdings in its subsidiaries, the tax bases of the assets of the Subsidiaries organized under the laws of the Netherlands, the foreign tax credits available to Pearle and the earnings and profits of Pearle Holdings and its subsidiaries is true and correct in all material respects.

                  Section 3.15  INTELLECTUAL PROPERTY.

                  (a) Schedule 3.15(a) sets forth a list and brief description (including where applicable the country of registration) of (i) all patents, patent applications, registered trademarks, trademark applications, registered copyrights and copyright applications that are owned by Pearle or the Subsidiaries and used in their businesses and (ii) all agreements under which Pearle or the Subsidiaries are licensed or otherwise permitted to use Intellectual Property. Except as set forth on Schedule 3.15(a), Pearle or a Subsidiary owns all right, title and interest in and to all Intellectual Property owned or used (other than pursuant to agreements under which Pearle or the Subsidiaries are licensed or otherwise permitted to use such Intellectual Property) by Pearle or any Subsidiary, free and clear of all Encumbrances (except Permitted Encumbrances).

                  (b) To the knowledge of Pearle (i) except as set forth in
Schedule 3.15(b)(i), with respect to Intellectual Property of Pearle and the Subsidiaries other than trademarks, no product (or component thereof or process) used, sold or manufactured by Pearle and the Subsidiaries infringes on or otherwise violates the valid and enforceable patents of any other Person or any confidentiality obligation enforceable against Pearle, (ii) with respect to the trademarks listed in Schedule 3.15(b)(ii) (the "Major Marks"), except as set forth in Schedule 3.15(b)(iii), there are no restrictions that would materially impair the use of the Major Marks in connection with the business of Pearle and the Subsidiaries and the Major Marks, to the knowledge of Pearle, do not infringe upon or otherwise violate the valid and registered trademarks of any other Person, and (iii) no Person is challenging or, to the knowledge of Pearle, infringing or otherwise violating the Intellectual Property of Pearle and the Subsidiaries (excluding trademarks included on Schedule 3.15(b)(ii)), except in each case for challenges, infringements or violations, which alone or in the aggregate, would not be reasonably likely to materially adversely affect Pearle's ability to conduct its business substantially as heretofore conducted.

                  Section 3.16 COLLECTIVE BARGAINING AGREEMENTS. Except as set forth in Schedule 3.16, neither Pearle nor any Subsidiary is a party to or bound by any labor agreement or collective bargaining agreement respecting its employees, nor is there pending, or to the knowledge of Pearle threatened, any strike, walkout or other work stoppage or any union organizing effort by or respecting the employees. From and after October 1, 1995, Pearle and the Subsidiaries have not experienced any material labor dispute.

                  Section 3.17  EMPLOYEE BENEFITS.

                       (i) Schedule 3.17(i) hereto contains a true and complete list of each employee benefit plan subject to ERISA and each other material employee benefit, stock purchase, stock option, severance, change-in-control, fringe benefit, collective bargaining, bonus, incentive and deferred compensation plan, agreement, program, policy or other arrangement, with respect to which current or former employees or directors of Pearle or the Subsidiaries participate, which is maintained, sponsored or contributed to by Pearle or the Subsidiaries, and each employment agreement maintained by Pearle or any of the Subsidiaries that is not terminable on less than 90 days' notice without any payment (other than agreements mandated by foreign statute ("FSAs")) by Pearle or any of the Subsidiaries. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "Company Plans".

                      (ii) With respect to each Company Plan, Seller has delivered or made available to Buyer a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (A) any related trust agreement or other funding instrument;
(B) the most
recent determination letter; (C) any summary plan description; and (D) for the three most recent plan years (I) the Form 5500 and attached schedules, (II) audited financial statements and (III) actuarial valuation reports.

                     (iii) Except with respect to any "Grand Met Plan which will not be available after the sale," identified on Schedule 3.17(i), all Company Plans and all FSAs are in substantial compliance with all applicable laws, including the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the laws of Puerto Rico, Canada and the Netherlands, and each Company Plan and each FSA has been established, operated and administered in all material respects, in accordance with all applicable laws, including ERISA and the Code and the laws of Puerto Rico, Canada and the Netherlands. Pearle has received or has requested from the IRS within the applicable remedial amendment period a favorable determination letter from the IRS with respect to the qualified status of each Company Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and that is intended to be qualified under Section 401(a) of the Code, and nothing has occurred, whether by action or failure to act, that would be reasonably likely to cause the revocation of such letter. Except as set forth in Schedule 3.10 hereto, there is, as of the date hereof, no pending or, to the knowledge of Pearle, threatened action, suit, claim or investigation relating to the Company Plans (other than any "Grand Met plan which will not be available after the sale," identified on Schedule 3.17(i)) or the FSAs and, to the knowledge of Pearle, no facts exist which could give rise to any such action, suit, claim or investigation. Except with respect to any taxes or penalties which would not be reasonably likely to result in a material liability, neither Pearle nor any of the Subsidiaries has engaged in any transactions with respect to any Company Plan or any FSA that could be reasonably likely to subject Pearle or any of the Subsidiaries to a tax or penalty imposed by Section 4975 of the Code or any other applicable rule, regulation or law of any federal, state, local or foreign governmental authority.

                      (iv) Except as set forth on Schedule 3.17(iv), as of the date hereof, no liability under Title IV of ERISA has been or is expected to be incurred by Pearle or any of the Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"), other than the payment of premiums to the Pension Benefit Guaranty Corporation, or with respect to any "multiemployer plan" (within the meaning of Section 3(37) of ERISA) contributed to by Pearle or any of the Subsidiaries or any ERISA Affiliate. Neither Pearle nor any of the Subsidiaries has contributed, or been obligated to contribute, to a single-employer plan or a multiemployer plan at any time during the six-year period prior to the date hereof.

                       (v) Except as set forth on Schedule 3.17(v), all contributions required to be made by Pearle or any of the Subsidiaries under the terms of any Company Plan or FSA have been timely made or have been reflected in the Financial Information or the BV Financial Information. Neither Pearle nor any of the Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to
Section 401(a)(29) of the Code. Except as set forth on Schedule 3.17(v), no Pension Plan that is maintained or contributed to by Pearle or any of the Subsidiaries has or has incurred an accumulated funding deficiency within the meaning of Section 302 of ERISA or Section 412 of the Code, nor has any waiver of the minimum funding standards of Section 302 of ERISA or Section 412 of the Code been requested of or granted by the IRS with respect to any such Pension Plan, nor has any lien in favor of any such Pension Plan arisen under Section 412(n) of the Code or Section 302(f) of ERISA.

                      (vi) Except as set forth on Schedule 3.17(vi) or as may be required by law, neither Pearle nor any of the Subsidiaries has any obligations for retiree health and life benefits under any Company Plan.

                     (vii) Except as set forth on Schedule 3.17(vii), the consummation of the transactions contemplated by this Agreement will not (x) entitle any of the directors, employees or former employees (or their beneficiaries or dependents) of Pearle or any of the Subsidiaries to severance pay or (y) accelerate or provide any other rights or credits under, or increase the amount payable or trigger any other obligation pursuant to, any of the Company Plans (other than any "Grand Met plan which will not be available after the sale," as identified on Schedule 3.17(i)).

                    (viii) Except with respect to any noncompliance which would not be reasonably likely to result in a material liability, with respect to each group health plan that is subject to Section 4980B of the Code, Pearle and each of the Subsidiaries have complied in all material respects with the continuation requirements of Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA and with respect to each group health plan subject to Section 1862(b)(1) of the Social Security Act (the "Act"), Pearle and each of its Subsidiaries have complied with the secondary payer requirement of such Act.

                      (ix) Except as set forth on Schedule 3.17(ix), no Company Plan is funded through a "welfare benefit fund" as defined in Section 419(e) of the Code, and no benefits under any Company Plan are provided through a voluntary employees' beneficiary association (within the meaning of Section 501(c)(9) of the Code) or a supplemental unemployment benefit plan (within the meaning of Section 501(c)(17) of the Code) and, to the knowledge of Pearle, no material liability is reasonably expected to be incurred due to excise taxes or other penalties resulting from any such method of funding or provision of benefits.

                  (x) To the knowledge of Pearle, there are no leased employees within the meaning of Section 414(n) of the Code who perform services for Pearle or any of the Subsidiaries in a magnitude which would reasonably be expected to result in the disqualification of any Company Plan under Section 401(a) of the Code.

                  (xi)With respect to any insurance policy providing for the benefits under any Company Plan or FSA, except as set forth on Schedule 3.17
(xi) or would not result in a material liability: (x) there is no liability of Pearle or any of the Subsidiaries in the nature of a retroactive or retrospective rate adjustment, loss sharing arrangement, or other actual or contingent liability, nor would there be any such liability if such insurance policy were terminated on the date hereof; and (y) to the knowledge of Pearle, no insurance company issuing such a policy is in receivership, conservatorship, liquidation or similar proceedings and no such proceedings with respect to any insurer are imminent.

                  (xii) To the knowledge of Pearle except as set forth on
Schedule 3.17(xii), the execution and performance of this Agreement will not result in payments (or transfers of property) being made by Pearle or any of the Subsidiaries to any "disqualified individual" (within the meaning of Section 280G(c) of the Code); which payments: (x) constitute "excess parachute payments" (within the meaning of Section 280G(d)(1) of the Code), or (y) result in the imposition of any excise tax under
Section 4999 of the Code.

                  Section 3.18 ENVIRONMENTAL MATTERS. Except as disclosed in
Schedule 3.18, Pearle and the Subsidiaries are and have been (i) in substantial compliance with applicable Environmental Laws; (ii) have not received any written notices from any Person alleging the violation of, or any claim or liability under, any applicable Environmental Law; (iii) are not the subject of any court order, administrative order or decree arising under any Environmental Law; (iv) have not generated, stored, used, emitted, discharged or disposed of any Hazardous Substance that requires reporting, removal, remedial action or other response under applicable Environmental Laws; and (v) to Pearle's knowledge, do not own, lease or operate any real property (and any buildings, structures or materials on such real property) that contains or includes any asbestos, polychlorinated biphenyls, lead paint, urea formaldehyde, underground storage tanks or sumps.

                  Section 3.19 INSURANCE. Schedule 3.19 hereto lists all insurance policies maintained by or on behalf of Pearle or any of the Subsidiaries. All such insurance policies are in full force and effect, all premiums with respect thereto have been paid to the extent due and no notice of cancellation or termination has been received with respect to any such policy (other than policies that have been replaced or are intended to be replaced prior to the expiration thereof by policies providing substantially the same coverage), except where any termination of such policies or the failure to pay premiums with respect thereto would not be reasonably likely to have a Material Adverse Effect. Except as set forth on Schedule 3.10 hereto under the heading "Insurance Cases", as of the date hereof, there is no claim by or on behalf of Pearle or any Subsidiary pending under any of such policies as to which coverage has been denied or, to Pearle's knowledge, is being disputed, except where any denial of coverage would not be reasonably likely to have a Material Adverse Effect.

                  Section 3.20 IMPROPER PAYMENTS. To Pearle's knowledge, no improper payment has been made by or on behalf of Pearle or any of the Subsidiaries which is in violation of any applicable federal, state, local or foreign law, rule or regulation, public disclosure of which would be reasonably likely to have a Material Adverse Effect.

                  Section 3.21 WARRANTIES. All products manufactured or sold by Pearle or any of the Subsidiaries have been in substantial conformity with applicable contractual commitments and all express or implied warranties, except as set forth on Schedule 3.10 or to the extent that nonconformity would, individually or in the aggregate, not have a Material Adverse Effect. Schedule
3.21 contains an accurate summary of all written warranties offered by Pearle or any of the Subsidiaries as of the date of this Agreement.

                  Section 3.22 CONDITION OF ASSETS. Except as set forth on Schedule 3.22, the personal property owned or leased by Pearle or any of the Subsidiaries and the improvements and structures located on the real property owned or leased by Pearle or any of the Subsidiaries and the fixtures and appurtenances thereto have been reasonably maintained in the ordinary course of business, are in working order, reasonable wear and tear excepted, are reasonably suitable for the uses for which they are intended and conform to the requirements of applicable law, except in all cases to the extent that any breach, failure or inaccuracy, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

                  Section 3.23 BROKERS AND FINDERS. Other than Morgan Stanley & Co. Incorporated ("Morgan Stanley"), Seller, Pearle and the Subsidiaries have not employed any broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement who would be entitled to a broker's, finder's or similar fee or commission in connection therewith or upon the consummation thereof, or if the Closing does not occur. Seller agrees to bear all costs it incurs, including fees and expenses of Morgan Stanley, in connection with the transactions contemplated by this Agreement unless otherwise expressly provided herein.

                  Section 3.24 NO OTHER REPRESENTATIONS OR WARRANTIES. Except for the representations and warranties contained in this Article III, neither Seller, Pearle, the Subsidiaries nor any other Person makes any other express or implied representation or warranty on behalf of Seller, Pearle, or the Subsidiaries.

                                   ARTICLE IV
                                   ----------

                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------

                  Buyer represents and warrants to Seller as of the date hereof and as of the Closing Date (except that representations and warranties that are made as of a specific date need be true only as of such date) as follows:

                  Section 4.1 ORGANIZATION AND AUTHORITY OF BUYER. Buyer has been duly incorporated, is validly existing and is in good standing under the laws of its jurisdiction of incorporation, with full power and authority to enter into this Agreement and perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, and no other proceedings on the part of Buyer are necessary to authorize this Agreement and the consummation of transactions contemplated hereby. Neither the execution and delivery of this Agreement nor compliance by Buyer with its terms and provisions will (a) violate any provision of the certificate of incorporation or by-laws of Buyer; (b) subject to obtaining the consents referred to in Section 4.5, conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation or acceleration (whether after the giving of notice or the lapse of time or both) of any right or obligation of Buyer, or to a loss of any benefit to which Buyer is entitled under, any contract, franchise, license, agreement, lease, indenture or other instrument to which Buyer is a party; or (c) assuming compliance with the matters set forth in Sections 3.13 and 4.5, to the knowledge of Buyer, violate or result in a breach of or constitute a default under any law, rule, regulation, judgment, injunction, order, decree or other restriction of any court or governmental authority to which Buyer is subject, except where, in all cases, such a violation would not be reasonably likely to prohibit or materially impair or delay Buyer's ability to perform its obligations under this Agreement.

                  Section 4.2 BROKERS AND FINDERS. Other than Houlihan Lokey Howard & Zukin and Smith Barney Inc., Buyer has not employed any broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement who would be entitled to a broker's, finder's or similar fee or commission in connection therewith or upon the consummation thereof, or if the Closing does not occur. Buyer agrees to bear all costs it incurs, including fees and expenses of Houlihan Lokey Howard & Zukin and Smith Barney Inc., in connection with the transactions contemplated by this Agreement unless otherwise expressly provided herein.

                  Section 4.3 FINANCIAL CAPABILITY. Schedule 4.3 hereto sets forth the source of funds which Buyer contemplates it has or will have available to it to purchase the PSC Shares and Pearle Shares in accordance with the terms and conditions contemplated by this Agreement, including copies of any and all commitments or agreements with financial institutions to provide funding for such purchase and any "highly confident" letters with respect to Buyer's ability to obtain such funding. On the Closing Date, Buyer will have sufficient funds to purchase the PSC Shares and Pearle Shares on the terms and conditions contemplated by this Agreement.

                  Section 4.4 SECURITIES ACT. Buyer is acquiring the PSC Shares and Pearle Shares solely for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act. Buyer acknowledges that the PSC Shares and Pearle Shares are not registered under the Securities Act or any applicable state securities law, and that the PSC Shares and Pearle Shares may not be transferred or sold except pursuant to the registration provisions of such Securities Act or pursuant to an applicable exemption therefrom and pursuant to state securities laws and regulations as applicable.

                  Section 4.5 CONSENTS AND APPROVALS. Except as required by the HSR Act, the execution, delivery and performance of this Agreement will not require Buyer to obtain any consent, waiver, authorization or approval of, or make any filing with or give notice to, any Person.

                  Section 4.6 NO OTHER REPRESENTATIONS OR WARRANTIES. Except for the representations and warranties contained in this Article IV, neither Buyer nor any other Person makes any other express or implied representation or warranty on behalf of Buyer.

                                    ARTICLE V
                                    ---------

                        TAX AND CERTAIN EMPLOYEE MATTERS
                        --------------------------------

                  Section 5.1 TAX SHARING. As of the Closing Date, any and all tax sharing agreements and arrangements shall be cancelled as between Seller and the Continuing Affiliates, on the one hand, and Pearle and its Subsidiaries on the other, and no further payments shall be made by Pearle or any of its Subsidiaries to Seller or any Continuing Affiliate, or by Seller to Pearle or its Subsidiaries, pursuant thereto.

                  Section 5.2 338 ELECTION, TAX INDEMNIFICATION. (a) Pearle, along with Seller and its Continuing Affiliates, and Buyer shall make a joint election under Section 338(h)(10) of the Code with respect to the purchase of the PSC Shares and under any similar provisions of state or foreign law. In consideration of Buyer making such election, 60 days after the Closing Date Seller shall pay to Buyer $3,500,000. Seller represents that the sale by Pearle of the PSC Shares is eligible for such election. As soon as practicable after the date hereof, Seller (and, to the extent required, any Continuing Affiliate) shall prepare, subject to Buyer's approval, for execution by Pearle and Buyer on the Closing Date, all IRS Forms, as well as similar state and foreign forms, necessary to effect such election. Seller and Buyer agree that, for purposes of all reports and returns with respect to Taxes, allocations among the assets of PSC shall be made, subject to the provisions of applicable law, in accordance with the fair market values of such assets.

                  (b) Buyer and Seller agree that no election shall be made under Section 338(h)(10) of the Code or under any similar provisions of state or foreign law with respect to the purchase of the Pearle Shares.

                  (c) (i) Seller hereby agrees to indemnify Buyer and hold it harmless from all liability for Taxes imposed on Pearle and its Subsidiaries (including without limitation liability under Treasury Regulations section 1.1502-6 or any comparable provision of state or foreign law) for any taxable year or period ending on or before the Closing Date and, in the case of any taxable year or period beginning before and ending after the Closing Date, the portion of such period ending on and including the Closing Date (the "Pre-Closing Tax Period"), which, for the avoidance of doubt, includes in all cases all Taxes imposed on Pearle and its Subsidiaries in respect of the sale of the PSC Shares, the joint election under Section 338(h)(10) of the Code or under any similar provisions of state or foreign law, and any transaction or transactions (including transfers of assets) related to either, and (ii) if Buyer or any Affiliate, within two (2) years following the Closing Date, sells, in one or more transactions, more than 50% of the capital stock of Pearle Holdings and/or assets (outside the ordinary course of business) of Pearle

Holdings and its subsidiaries and distributes the proceeds thereof to Pearle, Seller agrees to pay Buyer an amount equal to the lesser of (x) the incremental Taxes imposed upon Buyer or any of its Affiliates by reason of such sale and/or distribution (after giving effect to any foreign tax credits utilizable by Buyer or any of its Affiliates or (y) $15,000,000; except to the extent, with respect to clause (i), such Taxes are reflected as a liability on the Closing Date Balance Sheet. Seller shall be entitled to all refunds of such Taxes described in this Section 5.2(c) (except to the extent, with respect to clause (i), such Taxes are reflected as a liability on the Closing Date Balance Sheet).

                  (d) Buyer hereby agrees to indemnify Seller and its Affiliates and hold them harmless from all liability for Taxes imposed on Pearle and its Subsidiaries for any taxable year or period beginning after the Closing Date and, in the case of any taxable year or period beginning before and ending after the Closing Date, the portion of such period beginning after the Closing Date. Buyer shall be entitled to all refunds of such Taxes.

                  (e) Whenever it is necessary to determine liability for Taxes for a portion of a taxable year or period beginning before and ending after the Closing Date, the determination shall be made assuming that there was a closing of the books at 11:59 p.m. (local time) on the Closing Date, except that Taxes (other than Taxes measured by net income or gains), exemptions, allowances or deductions that are calculated on an annual basis shall be apportioned on a time basis.

                  (f) For purposes of this Article V, a taxable year or period, or portion thereof (and any phrase of similar import), includes any span of time
(i) for which income is to be determined, with respect to any Tax based on or measured by income or (ii) during or at the end of which assets are to be measured, with respect to any Tax based on or measured by assets.

                  Section 5.3 TAX RETURNS. Seller shall file or cause to be filed when due all Tax Returns that are required to be filed by or with respect to Pearle and its Subsidiaries for taxable years or periods ending on or before the Closing Date and shall pay any Taxes due in respect of such Tax Returns, and Buyer shall file or cause to be filed when due all Tax Returns that are required to be filed by or with respect to Pearle and its Subsidiaries for taxable years or periods ending after the Closing Date and shall remit any Taxes due in respect of such Tax Returns. Seller shall pay Buyer the Taxes for which Seller is liable pursuant to Section 5.2(c) but which are payable with Tax Returns to be filed by Buyer pursuant to the previous sentence not less than 10 days prior to the due date for the filing of such Tax Returns; provided that an advance payment calculated by Buyer in respect of any indemnification pursuant to
Section 5.2(c)(ii) shall be made by Seller to Buyer within fifteen (15) days following the transaction or transactions triggering such indemnification, and Seller or Buyer, as applicable, shall pay over to the other any difference between such advance payment and the indemnification calculated by reference to the Tax Returns for the taxable year that includes the triggering transaction or transactions not less than 10 days prior to the due date for the filing of such Tax Return.

                  Section 5.4 CONTEST PROVISIONS. Buyer shall promptly notify Seller in writing upon receipt by Buyer, any of its affiliates or Pearle of notice of any pending or threatened audits or assessments which may materially affect the tax liabilities of Pearle for which Seller would be required to indemnify Buyer pursuant to Section 5.2(c), provided that failure to comply with this provision shall not affect Buyer's right to indemnification hereunder. Seller shall have the sole right to represent Pearle's interests in any tax audit or administrative or court proceeding relating to taxable periods ending on or before the Closing Date, and to employ counsel of its choice at its expense; Seller shall keep Buyer informed on a timely basis regarding the prosecution of such audit or proceeding. Notwithstanding the foregoing, Seller shall not be entitled to settle, either administratively or after the commencement of litigation, any claim for Taxes which could adversely affect the liability for Taxes of the Buyer or Pearle for any period after the Closing Date to any extent (including, but not limited to, the imposition of income tax deficiencies, the reduction of asset basis or cost adjustments, the lengthening of any amortization or depreciation periods, the denial of amortization or depreciation deductions, or the reduction of loss or credit carryforwards) without the prior written consent of Buyer. Such consent shall not be unreasonably withheld, and shall not be necessary to the extent that Seller has indemnified the Buyer (and Buyer agrees that it has been so indemnified) against the effects of any such settlement.

                  Seller shall be entitled to participate at its expense in the defense of any claim for Taxes for a year or period ending after the Closing Date which may be the subject of indemnification by Seller pursuant to Section 5.2(c) and, with the written consent of Buyer, and at Seller's sole expense, may assume the entire defense of such tax claim. Neither Buyer nor Pearle may agree to settle any tax claim for the portion of the year or period ending on the Closing Date which may be the subject of indemnification by Seller under Section 5.2(c) without the prior written consent of Seller, which consent shall not be unreasonably withheld.

                  Section 5.5 INFORMATION TO BE PROVIDED BY BUYER. With respect to the taxable year of Seller within which the Closing Date occurs, Buyer shall promptly cause Pearle to prepare and provide to Seller, at Seller's expense, a package of tax information materials (the "Tax Package"), which shall be completed in accordance with past practice including past practice as to providing the information, schedules and work papers and as to the method of computation of separate taxable income or other relevant measure of income of Pearle. Buyer shall cause the Tax Package for the portion of the taxable period ending on the Closing Date to be delivered to Seller within one hundred eighty (180) days after the Closing Date.

                  Section 5.6 ASSISTANCE AND COOPERATION. After the Closing Date, each of Seller and Buyer shall at the expense of the party which is either responsible for the preparation or filing of any Tax Return under this Article V or for the liability under this Article V, as applicable:

                       (i) assist (and cause their respective affiliates to assist) the other party in preparing any Tax Returns or reports which such other party is responsible for preparing and filing in accordance with this Article V;

                      (ii) cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns of Pearle or any Subsidiary;

                     (iii) make available to the other and to any taxing authority as reasonably requested all information, records, and documents relating to Taxes of Pearle or any Subsidiary;

                      (iv) provide timely notice to the other in writing of any pending or threatened tax audits or assessments of Pearle or any Subsidiary for taxable periods for which the other may have a liability under this Article V; and

                      (v) furnish the other with copies of all correspondence received from any taxing authority in connection with any tax audit or information request with respect to any taxable periods for which the other may have a liability under this Article V.

                  Section 5.7 POST-CLOSING ACTIONS WHICH MAY AFFECT THE SELLER'S LIABILITY FOR TAXES. Except to the extent required by law, neither Buyer, Pearle, nor any Affiliate of either shall, without the prior written consent of the Seller which consent shall not be unreasonably withheld, (i) amend any Tax Return filed by, or with respect to, Pearle or any of its Subsidiaries for any taxable period, ending on or before the Closing Date, or (ii) carryback any net operating loss, capital loss, excess foreign tax credit, or other similar losses, deductions or credits derived with respect to any period beginning after the Closing Date to any taxable year of Pearle or any of its Subsidiaries ending on or before the Closing Date.

                  Section 5.8  INTENTIONALLY DELETED.

                  Section 5.9 COMPUTATION OF LOSSES SUBJECT TO INDEMNIFICATION. The amount of any liability or loss for which indemnification is provided under
Section 5.2 (other than Section 5.2(c)(ii)) shall be computed net of the present value (based on Buyer's cost of capital) of any Tax benefit or savings realized or to be realized in the future with respect to such liability or loss.

                  Section 5.10 TRANSFER TAXES. Seller shall be liable for any transfer taxes arising from Pearle's sale of the PSC Shares and any assets transferred in connection therewith. Buyer


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



and Seller shall each be liable for one-half of any transfer taxes arising from the sale of the Pearle Shares.

                  Section 5.11 CERTAIN EMPLOYEE PAYMENT OBLIGATIONS. Notwithstanding any other provision of this Agreement to the contrary, Seller and the Continuing Affiliates shall be responsible for, shall pay and shall indemnify, defend and hold harmless Buyer and its Affiliates (including, after the Closing Date, Pearle and the Subsidiaries) against and in respect of all Losses arising out of any of the following:

                  (a) Any retention payment obligation created before the Closing Date (whether or not payable on or before the Closing Date or thereafter) with respect to any directors or employees of Pearle or any of its Affiliates, including, without limitation, the retention payments referred to in
Item 9 of Schedule 3.7;

                  (b) Any severance payment obligation created before the Closing Date with respect to termination of any executive committee members named in Schedule 5.11(b);

                  (c) Any obligation for postretirement medical benefits for any retired employees or covered dependents to the extent that the amount of any such obligation exceeds any accrued liability on the Closing Date Balance Sheet;

                  (d) Any obligation arising out of any plan identified on
Schedule 3.17(i) as "a Grand Met plan which will not be available after the sale"; and

                  (e) Any obligation for accumulated liability for accrued vacation obligation under the vacation policy for periods


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



prior to January 1, 1996 (whether or not payable on or before the Closing Date or thereafter) to the extent that the amount of any such obligation exceeds any accrued liability on the Closing Date Balance Sheet.

                  Section 5.12 SURVIVAL OF OBLIGATIONS. The obligations of the parties set forth in this Article V shall be unconditional and absolute and shall remain in effect without limitation as to time.

                                   ARTICLE VI
                                   ----------

                        CERTAIN COVENANTS AND AGREEMENTS
                               OF SELLER AND BUYER
                        --------------------------------

                  Section 6.1 ACCESS AND INFORMATION. (a) Seller shall permit Buyer and its representatives after the date of execution of this Agreement to have reasonable access, during regular business hours and upon reasonable advance notice, to the real property owned or leased by Pearle and the Subsidiaries and to the officers and employees of Pearle and the Subsidiaries, subject to Seller's reasonable rules and regulations, and shall furnish, or cause to be furnished, to Buyer any financial and operating data and other information that is available with respect to the business and properties of Pearle and the Subsidiaries as Buyer shall from time to time reasonably request; PROVIDED THAT the foregoing shall not require Seller to permit any inspection, or to disclose any information, that in its reasonable judgment would result in the disclosure of any trade secrets of third parties or violate any of Seller's, Pearle's or


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



any of the Subsidiaries' obligations with respect to confidentiality if Seller shall have used reasonable best efforts to obtain the consent of such third party to such inspection or disclosure. Seller will assist Buyer and its representatives in gaining access to the franchisees, the associate store owners and the licensees of Pearle and the Subsidiaries.

                  (b) In the event of the termination of this Agreement, Buyer at its own expense shall promptly deliver (without retaining any copies thereof) to Seller, or (at Seller's option) confirm in writing to Seller that it has destroyed all information furnished to Buyer or its representatives by Seller, Pearle, the Subsidiaries or any of their respective agents, employees or representatives as a result hereof or in connection herewith, whether so obtained before or after the execution hereof, and all analyses, compilations, forecasts, studies or other documents prepared by Buyer or its representatives which contain or reflect any such information. Buyer shall at all times prior to the Closing Date, and in the event of termination of this Agreement, cause any information so obtained to be kept confidential and will not use, or permit the use of, such information in its business or in any other manner or for any other purpose except as contemplated hereby.

                  (c) All information provided or obtained pursuant to clause
(a) above shall be held by Buyer in accordance with and subject to the terms of the confidentiality agreement, dated


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



May 21, 1996, between Buyer and Grand Metropolitan PLC (the "Confidentiality Agreement").
                  Section 6.2  REGISTRATIONS, FILINGS AND CONSENTS.

                  (a) Seller and Buyer will cooperate and use their respective reasonable best efforts to fulfill the conditions precedent to the other party's obligations hereunder, including but not limited to, securing as promptly as practicable all consents, approvals, waivers and authorizations required, necessary or desirable in connection with the transactions contemplated hereby; PROVIDED THAT Buyer shall not have any obligation to undertake any financial obligation in connection therewith (other than that associated with the filing of the Report or any actions contemplated by Section 6.2(b)). Buyer and Seller will promptly file documentary materials required by the HSR Act, Environmental Laws and each of the other items listed in Section
3.13 and Section 4.5 and promptly file any additional information requested as soon as practicable after receipt of request thereof; PROVIDED THAT each party shall duly file with the FTC and the Antitrust Division the notification and report form (the "Report") required under the HSR Act with respect to the sale and purchase of PSC Shares and Pearle Shares no later than three Business Days after the date hereof.

                  (b) Without limiting the provisions set forth in paragraph (a) above, Buyer shall use its reasonable best efforts to take or cause to be taken all actions necessary, proper or advisable to obtain any consent, waiver, approval or authorization relating to the HSR Act that is required for the consummation of the transactions contemplated by this Agreement.

                  Section 6.3 CONDUCT OF BUSINESS. Prior to the Closing, and except as otherwise expressly permitted by this Agreement or consented to or approved by Buyer in writing, Seller covenants and agrees that:

                  (a) Pearle and the Subsidiaries shall, and Seller shall cause Pearle and the Subsidiaries to, operate their business only in the ordinary and usual course consistent with past practice and use reasonable best efforts which are consistent with past practice to preserve their properties and business and relationships with franchisees, associate store owners, employees, suppliers, customers and other Persons with whom they have commercial dealings, of Pearle and the Subsidiaries;

                  (b) Seller shall cause insurance coverage at presently existing levels to be maintained on behalf of Pearle and the Subsidiaries so long as such insurance is available at commercially reasonable rates;

                  (c) Pearle and the Subsidiaries shall not, and Seller shall cause Pearle and the Subsidiaries not to, (i) change or amend their certificates of incorporation or by-laws (or comparable governing instruments), (ii) authorize, issue or sell any shares of their capital stock, or authorize, issue or sell any securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe


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



         for, any shares of their capital stock or enter into any agreement obligating them to do any of the foregoing, or (iii) declare or set aside for payment any dividends or other distributions to be paid after the Closing; notwithstanding the foregoing, but subject to clause (iii) above, Pearle and the Subsidiaries shall be permitted at all times prior to the Closing Date to make distributions of cash to Seller except to the extent of any applicable cash balances that Pearle or any Subsidiary is required to maintain pursuant to any applicable rule, regulation or law;

                  (d) Pearle and the Subsidiaries shall not, and Seller shall cause Pearle and the Subsidiaries not to, directly or indirectly, redeem, purchase or otherwise acquire any of the PSC Shares, Pearle Shares or shares of any Subsidiary;

                  (e) Pearle and the Subsidiaries shall not, and Seller shall cause Pearle and the Subsidiaries not to, merge or consolidate with or into any other Person;

                  (f) Pearle and the Subsidiaries shall, and Seller shall cause Pearle and the Subsidiaries to, (i) not approve any new capital expenditures (other than those for cooling or heating units or commitments identified on the Attachment to Item 4 of Schedule 3.7) in excess of $50,000 individually and $500,000 in the aggregate; (ii) not dispose of or incur, create or assume any Encumbrance on any individual capital asset of Pearle or the Subsidiaries if the greater of the book value and the fair market value of such capital asset exceeds $100,000 other than Permitted Encumbrances or pursuant to current forecasts of Pearle's business; (iii) not incur any indebtedness for money borrowed other than bank loans and overdrafts that consist of issued and outstanding accounts payable and payroll checks which have not been presented for payment or indebtedness incurred in the ordinary and usual course of business consistent with past practice as financed by Seller or a Continuing Affiliate; and (iv) not enter into a contract, agreement, commitment or arrangement with respect to any of the foregoing;

                  (g) Pearle and the Subsidiaries shall not, and Seller shall cause Pearle and the Subsidiaries not to, (i) promote any employees (other than such promotions that were being processed prior to the date hereof and which are identified on Schedule 6.3(g) or have the effect of filling a vacated position), (ii) set any new bonus targets or opportunities for any period beginning after September 30, 1996, or
         (iii) except for increases in the ordinary and usual course of business consistent with past practice or as required by law, increase the compensation payable or to become payable by Pearle or any of the Subsidiaries to any of their directors, officers or employees or increase the benefits under or establish any bonus, insurance, pension or other employee benefit plan, payment or arrangement, for or with any such directors, officers or employees, PROVIDED THAT in


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



         no event shall the sum total of merit pay increases with respect to all employees eligible for such merit pay increases exceed current levels of compensation by more than four percent in the aggregate;

                  (h) Pearle and the Subsidiaries shall not, and Seller shall cause Pearle and the Subsidiaries not to, change their respective selling, collection, or payment practices, or the accounting practices utilized in the preparation of the Financial Information or BV Financial Information, or the tax accounting practices utilized in the preparation of Tax Returns, except as required by applicable law;

                  (i) Pearle and the Subsidiaries shall not, and Seller shall cause Pearle and the Subsidiaries not to, conduct their business in violation of any law, ordinance or regulation of any governmental entity (including, without limitation, those relating to environmental protection, sales or operation of franchises and occupational safety and health practices), except for possible violations which alone or in the aggregate do not and are not reasonably likely to have a Material Adverse Effect;

                  (j) Pearle and the Subsidiaries shall not, and Seller shall cause Pearle and the Subsidiaries not to, (i) loan or advance any monies, except travel and other employee expenses in the ordinary and usual course of business consistent with past practice, (ii) discharge any obligation for money borrowed (other than money owed to Seller and its

         Continuing Affiliates incurred in the ordinary and usual course of business consistent with past practice), (iii) forgive, release, waive or terminate any rights of substantial value other than in the ordinary and usual course of business consistent with past practice, or (iv) enter into any contract, agreement, commitment or arrangement with respect to advertising in excess of $250,000; and

                  (k) Except in connection with the items set forth on the Attachment to Item 4 of Schedule 3.7 or with the consent of Buyer (whose consent with respect to this paragraph (k) shall not be unreasonably withheld), Pearle and the Subsidiaries shall not, and Seller shall cause Pearle and the Subsidiaries not to, enter into any franchise agreement or lease agreement or amend in any material respect or terminate any Franchise Agreement or Lease Agreement or enter into a contract, agreement, commitment or arrangement with respect to any of the foregoing.

                  Section 6.4  CERTAIN BUYER OBLIGATIONS.

                  (a) Buyer shall promptly amend the Pearle Vision Uniform Franchise Offering Circular, as amended, to reflect the purchase and sale of the PSC Shares and the Pearle Shares.

                  (b) Seller shall, or shall cause one of its Continuing Affiliates to, satisfy all payment obligations of Pearle Vision, Inc. and Pearle under the Note Purchase Agreement and Buyer shall cause each of Pearle and Pearle Vision, Inc. to comply with its


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



respective obligations under the terms of the Note Purchase Agreement with respect to franchisees and shall use its best efforts to cause Pearle and Pearle Vision, Inc. to collect all principal, interest and other amounts due from the franchisees on the notes and to cause such amounts to be paid to the Lock-Box (as defined in the Note Purchase Agreement) or directly to SocGen or, with respect to any note required to be repurchased by Seller or one of its Continuing Affiliates under the terms of the Note Purchase Agreement, directly to Seller or one of its Continuing Affiliates. To the extent that Buyer, Pearle, Pearle Vision, Inc. or one of their Affiliates, including through lock box accounts or otherwise, receives any type of payment from franchisees, such party shall promptly remit a pro rata portion of the amount of such payment from a franchisee having amounts due on the notes to the Lock-Box, SocGen or Seller or one of its Continuing Affiliates, as the case may be. With respect to any note required to be repurchased under the terms of the Note Purchase Agreement, Buyer shall cooperate with Seller and its Continuing Affiliates to the same extent that Pearle and Pearle Vision, Inc. are obligated on the date hereof under the terms of the Note Purchase Agreement to assist in the collection on the amounts due from the franchisees on the notes and to perform such other obligations to SocGen.

                  Section 6.5 EMPLOYEE MATTERS. (a) Buyer shall cause Pearle to retain in employment all employees of Pearle and the Subsidiaries who were employed on the Closing Date, for a period


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



of at least 30 days, at the same rate of compensation in effect immediately prior to the Closing, except for any employees (i) who are terminated for cause,
(ii) who voluntarily terminate their employment or (iii) who were employed for a limited time period and are terminated upon expiration of that time period. Except for any plan, program or policy, or portion thereof referred to in
Section 5.11 for which Seller or any of the Continuing Affiliates are responsible and except with respect to any plan, program or policy identified on
Schedule 3.17(i) as "a Grand Met plan which will not be available after the sale," Buyer shall cause Pearle and the Subsidiaries to maintain for a period of at least one year after the Closing Date employee compensation and benefit plans, programs and policies that, in the aggregate, will provide benefits to employees of Pearle and the Subsidiaries that are substantially equivalent in the aggregate as those provided pursuant to the employee benefit plans, programs and policies of Pearle and the Subsidiaries in effect on the date hereof (as disclosed on Schedule 3.17(i) hereto); PROVIDED, HOWEVER, that any severance plans maintained by Pearle or any of the Subsidiaries as of the date of this Agreement shall remain in effect without any modification adverse to the participants thereunder for at least two years after the Closing Date, and any participant in either such plan whose employment is terminated and is otherwise eligible for severance benefits shall be entitled to severance benefits based upon base pay and employment position at levels at least equal to those applicable as of the


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



Closing Date (other than on account of any reduction in position voluntarily agreed to in writing by any participant).

                  (b) Employees of Pearle and the Subsidiaries shall be given credit for all service with Pearle, the Subsidiaries and Seller and its Affiliates (including any other service credited for purposes of the Company Plans) under all employee benefit plans, programs and policies of Buyer (including vacation) in which they become participants for purposes of eligibility and vesting and benefit accrual (but not credit for benefit accrual under defined benefit pension plans).

                  (c) Subject to the rights of Pearle and the Subsidiaries to amend, modify or terminate Company Plans in accordance with their terms, Buyer shall, and shall cause Pearle and its Subsidiaries to, honor all Company Plans in accordance with their terms other than any "Grand Met plan which will not be available after the sale," identified on Schedule 3.17(i). Effective as of the Closing Date, Pearle and its Subsidiaries shall cease being participating employers with respect to any employee benefit plans maintained by Seller or the Continuing Affiliates. Effective as of, or as soon as practicable following the Closing Date, Buyer shall cause Pearle to cause the Trustee of the Pearle, Inc. Profit Sharing Plus Plan Trust to withdraw from the Pooled Investment Trust Agreement establishing the Grand Metropolitan ADS Group Trust.

                  (d) Except as expressly provided in this Agreement, nothing herein shall create any restriction on the ability of


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



Buyer or any of its Affiliates (including Pearle and the Subsidiaries after the Closing Date), to amend, modify or terminate any employee benefit plan of Buyer or any of Buyer's Affiliates.

                  Section 6.6 RETENTION OF BOOKS AND RECORDS. Each party shall and shall cause its respective Affiliates to, retain until all applicable tax statutes of limitations (including periods of waiver) have expired all books, records and other documents pertaining to Pearle and the Subsidiaries in existence on the Closing Date that are required to be retained under current retention policies and to make the same available after the Closing Date for inspection and copying by the other party or its agents at such other party's expense, during regular business hours and upon reasonable request and upon reasonable advance notice. After the expiration of such period, no such books and records shall be destroyed by either party without first advising the other party in writing detailing the contents thereof and giving the other party at least 120 days to obtain, at its expense, possession thereof. Each party agrees that any such records made available by the other party will be kept strictly confidential and used only for tax purposes or as reasonably required in connection with any third party claim.

                  Section 6.7 CLOSING DATE FINANCIAL INFORMATION. For a period of one year from and after the Closing Date, to the extent reasonably necessary for Seller or its Affiliates to prepare consolidated financial statements or any governmental permits,


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



licenses or required filings and to comply with reporting obligations in respect thereof, upon written request of Seller, Pearle and the Subsidiaries will provide, and Buyer shall use its reasonable best efforts to cause Pearle and the Subsidiaries to provide, at Seller's expense, to Seller and its accountants within 20 Business Days of such request with such computer support, access to employees and Buyer's accountants and financial information of Pearle or the Subsidiaries as of the Closing Date as Seller may reasonably request in the format customarily required by Seller or its Affiliates and, upon Seller's request, it will be accompanied by supplemental financial schedules customarily required by Seller or its Affiliates in support of such financial information. Seller agrees that such records will be kept strictly confidential and used only for tax purposes.

                  Section 6.8 DELIVERY OF CORPORATE MINUTES AND BANK SIGNATURE CARDS. At the Closing, Seller shall deliver to Buyer the minutes and stock books of Pearle and each of the Subsidiaries, and promptly following the Closing shall deliver signature cards from all banks or financial institutions with which Pearle or any Subsidiary has any account designating signatures approved by Buyer.

                  Section 6.9  COVENANT NOT-TO-COMPETE.

                  (a) Seller acknowledges and agrees that the value to Buyer of the transactions provided for herein would be substantially diminished if Seller or any of the Continuing


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



Affiliates were to enter into certain business activities, and Seller has agreed to the covenant in this Section 6.9 as an inducement to Buyer to enter into this Agreement. Seller specifically acknowledges and agrees that the covenants in this Section 6.9 are commercially reasonable and reasonably necessary to protect the interests Buyer intends to acquire hereunder. If any court of competent jurisdiction shall in any proceedings refuse to enforce such covenant, in whole or in part, because the time limit or geographical extent applicable thereto is deemed unreasonable in the jurisdiction, it is expressly understood and agreed that such covenant shall not be void. Instead, for the purpose of such proceedings, such temporal or geographic limitations shall be deemed to be reduced to the extent necessary to permit the enforcement of such covenant in the particular jurisdiction. Seller agrees that, for five years after the Closing Date, it shall not, directly or indirectly through the Continuing Affiliates, franchisees or otherwise, engage in the ownership, operation or management of retail stores offering eyecare products anywhere in the world (the "Business"); PROVIDED, HOWEVER, that Seller and the Continuing Affiliates may:

                       (i) acquire up to 10% of the outstanding securities and other interests in any Person that competes with the Business;

                      (ii) acquire any securities and other interests in any Person if (x) the revenues of such Person that are attributable to business that compete with the Business exceed 10% of such Person's total annual revenues, provided that the Seller hereby agrees to divest or cause the divestiture of such interest that directly competes with the Business within one calendar year from any such acquisition or (y) the revenues of such Person that are attributable to business that compete with the Business do not exceed 10% of such Person's total annual revenues;

                     (iii) maintain and continue in accordance with current and past practice the operations described on Schedule
         6.9(a);

                      (iv) perform any act or conduct any business contemplated by this Agreement.

                  (b) Seller and Buyer agree that money damages would be an inadequate remedy for a violation of the covenant set forth in Section 6.9(a).

                  (c) Seller agrees that, for a period of two (2) years following the Closing Date, neither Seller nor any Continuing Affiliate shall solicit the employment of any person, other than an individual listed on
Schedule 6.9(c) hereto, it knows to be an employee of Pearle or any of its Subsidiaries or employ any person it knows to be such an employee (other than any hourly worker or any Employee who serves in a clerical function) without the prior written consent of Buyer; PROVIDED, HOWEVER, that (i) general solicitations of employment published in a journal, newspaper or other publication of general circulation and not specifically directed towards such employees shall not be deemed to constitute solicitation for purposes of this Section 6.9(c) and (ii) Seller, its Continuing Affiliates and representatives shall not be prohibited from employing any such person who contacts them on his or her own initiative and without any solicitation by Seller, its Continuing Affiliates and representatives.

                  Section 6.10 EYELAB AND PEARLE MARKS. Prior to the Closing Date, each of Seller and its Continuing Affiliates which might have an interest therein will quitclaim to Pearle all its right, title and interest in any of the "Eyelab" trademarks listed on Schedule 3.15(a) hereto (the "Eyelab Marks") and all derivatives thereof or in any of the "Pearle" or "Pearle Vision" trademarks and all derivatives thereof (the "Pearle Marks") and will assign all rights and the goodwill associated therewith to Pearle. Seller and its Continuing Affiliates will cease to use the Eyelab Marks, the Pearle Marks or any confusingly similar names as of the Closing Date. Notwithstanding the foregoing, Buyer shall permit Seller and its Continuing Affiliates to continue to use the Eyelab Marks, the Pearle Marks and derivatives thereof for non-commercial purposes, including winding down their affairs; provided that Seller and its Continuing Affiliates may continue to use the Eyelab Marks, the Pearle Marks or any derivatives thereof in its financial reporting, and otherwise may not use the Eyelab Marks or any derivatives thereof for more than 90 days following the Closing Date, and following Closing, each of Seller and its Continuing

Affiliates shall not hold itself out as doing business under the Eyelab Marks, the Pearle Marks or any derivatives thereof. On or before the Closing Date, Seller shall cause any Continuing Affiliate which has in its name the word "Pearle" or the phrase "Pearle Vision" to change such name to eliminate the word "Pearle" or the phrase "Pearle Vision", as applicable. The parties agree to negotiate in good faith between the date hereof and the Closing Date upon any alternative proposals to effect the transfer of the Eyelab Marks.

                  Section 6.11 AUDITED FINANCIAL STATEMENTS. (a) As soon as reasonably practicable after September 30, 1996, Seller shall cooperate with Buyer to prepare (i) an audited consolidated balance sheet and consolidated statements of income and cash flows of Pearle and the Subsidiaries as of, and for the year ended, September 30, 1996, accompanied by a standard opinion report of KPMG, (ii) such other financial statements and schedules as Buyer shall reasonably request, in each case in order for Buyer to comply with the requirements of the Securities and Exchange Commission.

                  (b) Seller acknowledges that KPMG has agreed, subject to review of the offering documents, to the inclusion of the Audited Financial Information, together with the additional information to be provided pursuant to
Section 6.11, in any materials, including materials filed with the Securities and Exchange Commission and any state or foreign regulatory authority, used in connection with obtaining the financing of the transaction contemplated by this Agreement, any registered exchange offer required to be made in connection with such financing and any subsequent financing or securities offering. Seller shall use reasonable efforts to cause KPMG to provide to Buyer, at Buyer's expense, (i) any consents required in connection with such use of such financial information, (ii) comfort letters, in form and substance customary for such matters, with respect to the periods covered by such financial information, and (iii) such other assistance as Buyer may reasonably request.

                  Section 6.12 CERTAIN CONSENTS. Prior to the Closing, each of Seller and Pearle shall use its reasonable best efforts to obtain (and Buyer shall cooperate in obtaining) all consents, approvals, authorizations, waivers or notifications from any third party, including any governmental authority (each a "Consent") necessary to effect the transfer of all contracts, Franchise Agreements, Lease Agreements, governmental permits and licenses and other instruments and arrangements as contemplated hereby; PROVIDED, HOWEVER, that neither party shall be required to pay or commit to pay any amount to (or incur any obligation in favor of) any person from whom any such Consent may be required (other than nominal governmental filing fees payable to any governmental authority).

                  Section 6.13 TRANSITION SERVICES. Seller shall provide Buyer certain transition services that Seller or its Continuing Affiliates currently provide for Pearle or the


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



Subsidiaries, including cash management, insurance, treasury, tax and data processing services, at current charges for a period (a) with respect to all services other than data processing, not to exceed six months after the Closing Date and (b) with respect to data processing services not to exceed 18 months after the Closing Date, in each case pursuant to and in accordance with the terms of an agreement to be negotiated in good faith by Buyer and Seller and executed on or before the Closing Date.

                  Section 6.14 FINANCING. Buyer shall use its reasonable best efforts to obtain the funds necessary to purchase the PSC Shares and the Pearle Shares as contemplated by Section 4.3 hereof or otherwise.

                  Section 6.15 INSURANCE CLAIMS. Following the Closing, but with respect only to occurrences occurring prior to Closing: (a) Seller and the Continuing Affiliates shall provide Pearle and the Subsidiaries with (i) the benefit of such existing workers compensation or general liability, automobile liability or other insurance policies as currently cover Pearle and the Subsidiaries and (ii) the benefit of such existing claims made policies, including director and officer and pension trust liability insurance policies, which policies will be continued in force by Seller or a Continuing Affiliate for claims made after the Closing Date based upon wrongful acts committed or allegedly committed prior to the Closing Date, but only to the extent Seller or such Continuing Affiliate is able, using its reasonable best efforts (which shall not require the expenditure of funds in excess of amounts reimbursed as provided in Section 6.15(b), or the filing of any lawsuit), to obtain such benefits and (b) Buyer shall, or shall cause Pearle or a Subsidiary to, promptly reimburse Seller or any such Continuing Affiliate, with respect to any amounts required to be paid after the Closing Date by Seller and the Continuing Affiliates with respect to insurance premiums, including any taxes, assessments and claims handling charges, and deductibles or self-insured retentions applicable to such policies. Notwithstanding the foregoing, nothing in this Agreement shall prevent or interfere with Seller's or any of its Continuing Affiliates' right to terminate or otherwise discontinue any insurance policy applicable to losses relating to claims arising from incidents occurring after the Closing Date for any reason, including without limitation, in connection with the settlement or discharge of any claim. Buyer agrees to assume any obligation of Seller or any of its Continuing Affiliates to provide collateral or security on behalf of Pearle or any Subsidiary with respect to such insurance polices covering workers' compensation, general liability, product liability and auto liability; PROVIDED that the aggregate amount of collateral or security in respect of any such coverage shall not be required to exceed at any time the sum of (a) the reserves then allocable to the liability covered thereby and (b) the applicable claims handling expenses.

                  Section 6.16 OWNERSHIP OF PSC. Buyer agrees that, for a period of two (2) years following the Closing Date, neither


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



Pearle nor any Subsidiary shall become the owner of the PSC Shares nor shall PSC be merged or liquidated with or into Pearle or any Subsidiary.

                  Section 6.17 FURTHER ASSURANCES. At any time after the Closing Date, Seller and Buyer shall, and Buyer shall cause Pearle or any Subsidiary to, promptly execute, acknowledge and deliver any other assurances or documents reasonably requested by Buyer or Seller, as the case may be, and necessary for Buyer or Seller, as the case may be, to satisfy its obligations hereunder or obtain the benefits contemplated hereby.

                  Section 6.18 BV PENSION PROVISION. To the extent all of the following time periods are commercially reasonable, within 21 calendar days after the date hereof, Seller shall cause its actuary to calculate the provision for pension backservice liabilities of Pearle Holdings and its subsidiaries, as of September 30, 1996, determined on the same basis as used in calculating the pension backservice liability provision of NLG 1,424,612 reflected in the September 30, 1995 balance sheet included in the Audited BV Financial Information; PROVIDED that Seller's actuary shall use the most recent available actuarial tables in use in the Netherlands including, without limitation, the most recent available mortality rates, and Seller shall deliver such calculation (the "BV Pension Provision") to Buyer, together with all relevant books and records and any work papers (including those of Seller's actuary) relating to the calculation of the BV Pension Provision. Within 10 calendar days after receipt of the calculation of the BV Pension Provision, Buyer shall either inform Seller in writing that the BV Pension Provision is acceptable or object to it in writing setting forth a specific description of its objections. If Buyer so objects and the parties do not resolve such objection on a mutually agreeable basis within 10 calendar days after Seller's receipt thereof, the disagreement shall be resolved within an additional 14 calendar day period by an Unaffiliated Firm. The decision of the Unaffiliated Firm shall be final and binding upon the parties. Upon the agreement of the parties or the decision of the Unaffiliated Firm as to all matters objected to, or if Buyer fails to deliver an objection to Seller within the 10 calendar day period provided above, the BV Pension Plan shall be deemed final. Each party shall bear the fees, costs and expenses of its own accountants and shall share equally the fees, costs and expenses of the Unaffiliated Firm. Buyer and Seller shall (and prior to the Closing Date Seller shall cause Pearle to and, if the BV Pension Provision is not then final, after the Closing Date Buyer shall cause Pearle to) make readily available to the Unaffiliated Firm all relevant books and records and any work papers (including those of the parties' respective actuaries) relating to the calculation of the BV Pension Provision and all other items reasonably requested by the Unaffiliated Firm. Promptly following the final determination of the BV Pension Provision, (a) if such determination is made on or prior to the Closing Date, Seller shall cause to remain in Pearle Holdings or


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



the applicable pension plans a cash balance (together with insurance for which premiums have been paid) in an amount equal to the lesser of the amount of the BV Pension Provision or NLG 2,000,000 or (b) if such determination is made after the Closing Date, (i) in the event Seller shall have caused to remain in Pearle Holdings or the applicable pension plans a cash balance (together with insurance for which premiums have been paid) of NLG 2,000,000 and such amount exceeds the later determined BV Pension Plan Provision, Buyer shall pay to Seller such difference, or (ii) Seller shall pay to Buyer an amount equal to the lesser of the amount of the BV Pension Provision or NLG 2,000,000.

                                   ARTICLE VII
                                   -----------

                              CONDITIONS TO CLOSING
                              ---------------------

                  Section 7.1 CONDITIONS TO OBLIGATIONS OF BUYER. The obligation of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver by Buyer in writing on or prior to the Closing Date of each of the following conditions:

                  (a) Each of the representations and warranties of Seller and Pearle contained in this Agreement which refer to a Material Adverse Effect or otherwise reference a concept of materiality shall be true when made and as of the Closing Date, and each of the other representations and warranties of Seller and Pearle contained in this Agreement shall be true in all material respects when made and as of the

         Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date (except (i) representations and warranties that are made as of a specific date need be true, or true in all material respects, as the case may be, only as of such date and (ii) as expressly permitted by this Agreement to change between the date of this Agreement and the Closing Date); PROVIDED, THAT exclusively for purposes of this Section 7.1(a), the representations and warranties contained in Sections 3.10 and Section
         3.18 shall be read as though they were qualified by reference to a requirement of, or the requirement of a reasonable likelihood of, "Material Adverse Effect"; each of the covenants and agreements of Seller to be performed on or prior to the Closing Date shall have been duly performed in all material respects; and Buyer shall have received at the Closing certificates to that effect dated as of the Closing Date and executed on behalf of each of Pearle and Seller by its President or any of its Vice Presidents and its Secretary or any of its Assistant Secretaries.

                  (b) Buyer shall have received from Seller an opinion of Jerome
         J. Jenko, counsel to Seller, dated as of the Closing Date, substantially in the form of Schedule 7.1(b) hereof.

                  (c) Seller shall have delivered to Buyer resignations of all directors of Pearle and the Subsidiaries (in their


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



         capacity as directors) and all officers of Pearle and the Subsidiaries who are not also employees of Pearle or a Subsidiary.

                  (d) Buyer shall have funds available to it sufficient to purchase the PSC Shares and the Pearle Shares in accordance with the terms and conditions contemplated by this Agreement.

                  (e) Pearle, Pearle Vision, Inc. and Seller or one of its Continuing Affiliates shall have entered into an amendment to the Note Purchase Agreement with SocGen pursuant to which (i) Seller or one of its Continuing Affiliates shall have assumed all payment obligations of Pearle Vision, Inc. and Pearle under the terms of the Note Purchase Agreement and (ii) Pearle and Pearle Vision, Inc. shall have been released from all payment obligations thereunder and from all of their respective covenant obligations under the Note Purchase Agreement to the extent that such covenant obligations relate solely to Pearle and/or Pearle Vision, Inc. and not to their obligations to assist in the collection of the principal, interest and other amounts due from the franchisees on the notes or to cause franchisees to take, or prevent them from taking, certain actions.

                  Section 7.2 CONDITIONS TO OBLIGATIONS OF SELLER. The obligation of Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver


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



in writing by Seller on or prior to the Closing Date of each of the following conditions:

                  (a) Each of the representations and warranties of Buyer contained in this Agreement qualified by a concept of materiality shall be true when made and as of the Closing Date, and each of the other representations and warranties of Buyer contained in this Agreement shall be true in all material respects when made and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date (except (i) representations and warranties that are made as of a specific date need be true, or true in all material respects, as the case may be, only as of such date and (ii) as expressly permitted by this Agreement to change between the date of this Agreement and the Closing Date); each of the covenants and agreements of Buyer to be performed on or prior to the Closing Date shall have been duly performed in all material respects; and Seller shall have received at the Closing certificates to that effect dated as of the Closing Date and executed on behalf of Buyer by its President or any of its Vice Presidents and its Secretary or any of its Assistant Secretaries.

                  (b) Seller shall have received from Jones, Day, Reavis & Pogue, as counsel for Buyer, an opinion, dated as of the Closing Date, substantially in the form of Schedule 7.2(b) hereof.

                  Section 7.3 CONDITIONS TO OBLIGATIONS OF BUYER AND SELLER. The obligations of the parties to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver by both parties on or prior to the Closing Date of the following conditions:

                  (a) Each party shall have duly filed with the FTC and the Antitrust Division the Report required under the HSR Act with respect to the sale and purchase of the PSC Shares and the Pearle Shares and the waiting period required by the HSR Act, and any extensions thereof obtained by request or other action of the FTC and/or the Antitrust Division, shall have expired or been earlier terminated by the FTC and the Antitrust Division.

                  (b) No court or governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, or non-appealable judgment, decree, injunction or other order which is in effect on the Closing Date and prohibits the consummation of the Closing.

                                  ARTICLE VIII
                                  ------------

                                   TERMINATION
                                   -----------

                  Section 8.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing:

                  (a) by agreement of Buyer and Seller;

                  (b) by either Buyer or Seller, by giving written notice of such termination to the other party, if (x) any


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



condition to the terminating party's obligations hereunder has not been satisfied or waived and (y) the Closing shall not have occurred on or prior to January 31, 1997; PROVIDED THAT the terminating party is not in material breach of its obligations under this Agreement;

                  (c) by either Buyer or Seller, by giving written notice of such termination to the other party, if (x) each condition thereto shall have been satisfied or waived and (y) the Closing shall not have occurred on or prior to January 31, 1997; PROVIDED THAT the terminating party is not in material breach of its obligations under this Agreement;

                  (d) by either Buyer or Seller if there shall be in effect any law or regulation that prohibits the consummation of the Closing or if consummation of the Closing would violate any non-appealable final order, decree or judgment of any court or governmental body having competent jurisdiction;

                  (e) by Seller if the Closing shall not have occurred on or prior to 10 Business Days following the satisfaction of all the conditions to Closing set forth in Sections 7.1 and 7.3 hereof as a result of any action or inaction by Buyer.

                  (f) by Buyer if the Closing shall not have occurred on or prior to 10 Business Days following the satisfaction of all the conditions to Closing set forth in Sections 7.2 and 7.3 hereof as a result of any action or inaction by Seller.

                  Section 8.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement in accordance with Section 8.1


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



hereof, this Agreement shall thereafter become void and have no effect, and no party hereto shall have any liability to the other party hereto or their respective Affiliates, directors, officers or employees, except for the obligations of the parties hereto contained in this Section 8.2 and in Sections 10.2, 10.3, 10.4, 10.11 and 10.12 hereof, and except that nothing herein will relieve any party from liability for any breach of this Agreement prior to such termination.

                                   ARTICLE IX
                                   ----------

                          SURVIVAL AND INDEMNIFICATION
                          ----------------------------

                  Section 9.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS; KNOWLEDGE OF BREACH. Notwithstanding any otherwise applicable statute of limitations, the representations and warranties included or provided for herein shall survive the Closing until the later to occur of: (i) April 30, 1998 and (ii) the first anniversary of the Closing Date; PROVIDED, HOWEVER, that any representation or warranty contained in Section 3.18 hereof shall survive the Closing until the third anniversary of the Closing Date and any representation, warranty, covenant or agreement contained in Sections 3.14, 3.23, 4.2 and 4.4 and Article V hereof shall survive the Closing until the expiration of the applicable statute of limitations (including any waivers or extensions thereof) with respect to such matters and PROVIDED, FURTHER, however, that any representation, warranty, covenant or agreement contained in Sections 3.1, 3.2 and 3.3 shall survive the Closing and shall remain in effect without limitation as to time. The covenants and other agreements contained in this Agreement shall survive the Closing until the date or dates specified therein or (except as to Section 6.5(a)) the expiration of the applicable statute of limitations (including any waivers or extensions thereof) with respect to such matters, whichever is later. Except with respect to the representations, warranties, covenants and agreements contained in Sections 2.4, 3.14(b), 3.23, 4.2 and 6.4 and Article V hereof, in no event shall Buyer be liable to Seller or Seller be liable to Buyer, as the case may be, for any breach of the representations, warranties, covenants and agreements included or provided for herein or in any schedule or certificate or other document delivered pursuant to this Agreement, unless and until all claims for which Losses are recoverable hereunder by Buyer or Seller, as the case may be, exceed $2,500,000 (the "Deductible") (PROVIDED THAT those Losses recoverable by Buyer pursuant to Section 9.2(a)(ii) shall not be included in the calculation of such Deductible), in which case Buyer or Seller, as the case may be, shall be entitled to Losses in an amount up to the Purchase Price in the aggregate; PROVIDED, HOWEVER, that Buyer or Seller, as the case may be, shall be liable only for the amount by which all such Losses exceed the Deductible, PROVIDED, FURTHER, that to the extent any representation or warranty is not qualified by the terms "material", "materiality" or "Material Adverse Effect" Buyer or Seller, as the case may be, shall only be liable for such Losses attributable to each individual proven damage (or group of damages arising from the same event, condition or course of conduct) that is in excess of $50,000 (the "Damage Threshold") without regard to the Damage Threshold once the amount of the Damage Threshold has been exceeded in the particular instance.

                  Section 9.2  INDEMNIFICATION.

                  (a) (i) With respect to any claim for which the Seller, on the one hand, or Buyer, on the other hand (the "Indemnifying Party"), receives notice from the Buyer, on the one hand, or Seller, on the other hand, as the case may be (the "Indemnified Party") during the period commencing on the Closing Date and ending, as the case may be, upon the expiration of the periods, if any, specified in Section 9.1 hereof, the Indemnifying Party shall, subject to the limitations set forth in Sections 9.1 hereof, indemnify, defend and hold harmless the Indemnified Party, against and in respect of all losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees and expenses incurred in investigating, preparing or defending any claims covered hereby, net of the recovery of any insurance proceeds) ("Losses") sustained or incurred arising out of any breaches of the Indemnifying Party's or Pearle's representations, warranties, covenants and agreements set forth in this Agreement (other than representations, warranties, covenants and agreements set forth in Article V, as to which the indemnification provisions set forth in
Article V shall govern) and (ii) Seller shall, subject to the limitations set forth in

Sections 9.1 hereof other than the Deductible and the Damage Threshold, indemnify, defend and hold harmless Buyer against and in respect of:

                       (A) all Losses sustained or incurred arising out of the presence, removal or cleanup relating to the underground storage tanks referred to in Item 7 of Schedule 3.7; PROVIDED THAT Seller shall only be liable for Losses in an amount up to $250,000;

                       (B) 75% of the aggregate sum of (I) the excess (the "Determined Receivables Amount") of the resultant of (a) the amount of any and all writeoffs, writedowns and/or reductions as reflected in the audited financial statements of the Buyer for the fiscal years ending February 1, 1997, January 31, 1998 and January 30, 1999 (the "Receivables Determination Period") specifically relating to or in connection with the failure to collect any receivables owed by franchisees pursuant to any notes, accounts and deferred rents, in each case, as reflected in the Closing Date Balance Sheet (the "Franchisee Receivables"), less any recovery of fixed assets or inventory (in each case, valued on a basis consistent with the respective valuation practices of Pearle in effect as of the date hereof) recognized upon store closings, takebacks or the seizure of assets in connection therewith during, and as reflected in the audited financial statements of the Buyer for, each fiscal year during the Receivables Determination Period

         (individually, with respect to each such fiscal year, and collectively, with respect to all such fiscal years, the "Receivables Writeoff Amount"), over (b) the amount reserved for bad debts specifically identified in connection with the Franchisee Receivables reflected in the Closing Date Balance Sheet and (II) an amount (the "Calculated Receivables Settlement") equal to the aggregate sum of the principal amounts of the notes, accounts and deferred rents underlying the Franchisee Receivables in which payments of interest on or of such principal as of January 30, 1999 (the "Receivables Calculation Date") are more than 90 days past due (the "Past Due Receivables") as set forth on a Franchisee Receivables aging schedule to be delivered by Buyer to Seller no later than April 30, 1999 (the "Receivables Schedule"). Within 30 calendar days after receipt of the Receivables Schedule, Seller shall either inform Buyer in writing that the Receivables Schedule, Determined Receivables Amount and the Calculated Receivables Settlement are acceptable or object to any of them in writing setting forth a specific description of its objections. If Seller so objects and the parties do not resolve such objections on a mutually agreeable basis within 30 calendar days after Seller's receipt thereof, the disagreement shall be resolved within an additional 30 calendar day period by an Unaffiliated Firm. The decision of the Unaffiliated Firm shall be final and binding upon the parties. Upon the agreement of the parties or the decision of the Unaffiliated Firm as to all matters objected to, or if Seller fails to deliver an objection to Buyer within the 30 calendar day period provided above, the Receivables Schedule, Determined Receivables Amount and the Calculated Receivables Settlement (as adjusted, if necessary) shall be deemed final. Each Party shall bear the fees, costs and expenses of its own accountants and shall share equally the fees, costs and expenses of the Unaffiliated Firm. Buyer and Seller shall (and Buyer shall cause Pearle to) make readily available to the Unaffiliated Firm all relevant books and records and any work papers (including those of the parties' respective accountants) relating to the Receivables Schedule and the calculation of the Determined Receivables Amount and the Calculated Receivables Settlement and all other items reasonably requested by the Unaffiliated Firm. Seller shall pay Buyer 75% of the Determined Receivables Amount with respect to any fiscal year in which there is a cumulative positive Determined Receivables Amount and 75% of the Calculated Receivables Settlement within 15 Business Days of the final determination of each such amount; PROVIDED THAT, if with respect to any fiscal year in which there is a cumulative positive Receivables Writeoff Amount there is not a cumulative positive Determined Receivables Amount, the Receivables Writeoff Amount shall be carried forward into the next fiscal year. Within 15

         Business Days of April 30, 2003, Buyer shall pay Seller an amount equal to 75% of the sum of any and all receivables collected between January 31, 1999 and April 30, 2003 and fixed assets and inventory recovered (in each case, valued on a basis consistent with the respective valuation practices of Pearle in effect as of the date hereof), in each case in connection with (i) the Determined Receivables Amounts and (ii) the Calculated Receivables Settlement; PROVIDED THAT the maximum amount of such payment shall not exceed 75% of the sum of all Determined Receivables Amounts and the Calculated Receivables Settlement.

                       (C) 50% of all Losses relating to workers' compensation claims arising from incidents occurring prior to the Closing Date which are first presented, filed or made within one year after the Closing Date, to the extent that the amount of all such Losses exceed the reserve relating to workers' compensation liabilities reflected in the Closing Date Balance Sheet.

                       (D) 50% of all Losses relating to personal injury claims arising from incidents occurring prior to the Closing Date which are first presented, filed or made within three years after the Closing Date, to the extent that the amount of all such Losses exceed the reserve relating to personal injury claims reflected in the Closing Date Balance Sheet;

                       (E) all Losses relating to obligations of Seller or any of its Affiliates with respect to Pearle GMBH;

                  (F) all Losses relating to any liabilities for net costs incurred by Buyer or any of its Affiliates in connection with the closing of stores closed prior to the Closing Date to the extent such costs exceed the amounts reflected in the Closing Date Balance Sheet;

                  (G) up to NLG 300,000 of Losses sustained or incurred arising out of any breaches of Seller's or Pearle's representations or warranties set forth in Section 3.18 to the extent they relate to Pearle Holdings or its subsidiaries;

                  (H) all Losses relating to any breach by Seller of any funding obligation in Section 6.18.

                  The parties agree that, with respect to all claims for which Losses would be recoverable pursuant to clauses (A) through (H) above, Section 9.2(a)(ii) hereto shall be the sole and exclusive remedy of Buyer and any amounts not recovered pursuant to Section 9.2(a)(ii) shall be deemed not to be Losses for any other purposes.

                  Any payments pursuant to this Section 9.2 or Article V shall be treated as an adjustment to the Subsequent Sale Purchase Price for all Tax purposes.
                  (b) Seller releases and waives any right of indemnity and contribution from Pearle and the Subsidiaries.

                  (c) The indemnity provided herein and in Article V as it relates to this Agreement and the transactions contemplated by this Agreement shall be the sole and exclusive remedy of the parties hereto, their Affiliates, successors and assigns with respect to any and all claims for losses, damages, liabilities, costs and expenses sustained or incurred arising out of this Agreement and the transactions contemplated by this Agreement, except for the right of the parties hereto to seek specific performance of the obligations set forth in Article II and Sections 6.4, 6.5 and
6.9 of this Agreement.

                  Section 9.3 METHOD OF ASSERTING CLAIMS, ETC. All claims for indemnification by any Indemnified Party hereunder shall be asserted and resolved as set forth in this Section 9.3 except for claims pursuant to Article V hereof (as to which the provisions of Article V shall be applicable). In the event that any written claim or demand for which an Indemnifying Party would be liable to any Indemnified Party hereunder is asserted against or sought to be collected from any Indemnified Party by a third party, such Indemnified Party shall promptly, but in no event more than 15 days following such Indemnified Party's receipt of such claim or demand, notify the Indemnifying Party of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not in any manner prejudice the right of the Indemnified Party to indemnification to the fullest extent provided hereunder) (the "Third Party Claim Notice") and in the event that an Indemnified Party shall assert a claim for indemnity under this Article IX, not including a third party claim, the Indemnified Party shall notify the Indemnifying Party promptly following its discovery of the facts or circumstances giving rise thereto (together, with a Third Party Claim Notice, a "Claim Notice"); PROVIDED, THAT no such notice need be provided to an Indemnifying Party if the Deductible has not been exceeded and will not be exceeded by such claim or demand; and PROVIDED, FURTHER, that the failure to notify on the part of the Indemnified Party in the manner set forth herein shall not foreclose any rights otherwise available to such Indemnified Party hereunder, except to the extent that the Indemnifying Party is prejudiced by such failure to notify. The Indemnifying Party shall have 30 days from the personal delivery or mailing of the Third Party Claim Notice (except that such a period shall be decreased to a time 10 days before a scheduled appearance date in a litigated matter) (the "Notice Period") to notify the Indemnified Party (i) whether or not the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such claim or demand and (ii) whether or not it desires to defend the Indemnified Party against such claim or demand, which it shall not be entitled to do until the Deductible is exceeded. All costs and expenses incurred by the Indemnifying Party in defending such claim or demand shall be a liability of, and shall be paid by, the Indemnifying Party; PROVIDED, HOWEVER, that the amount of such expenses shall be a liability of the Indemnifying Party hereunder, subject to the limitations set forth in Section 9.1 hereof. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such claim or demand, which it shall not be entitled to do until the Deductible is exceeded and except as hereinafter provided, the Indemnifying Party shall have the right to defend the Indemnified Party by appropriate proceedings and by counsel reasonably acceptable to the Indemnified Party. If any Indemnified Party desires to participate in, but not control, any such defense or settlement it may do so at its sole cost and expense. The Indemnified Party shall not settle a claim or demand without the consent of the Indemnifying Party. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, settle, compromise or offer to settle or compromise any such claim or demand on a basis which would result in the imposition of a consent order, injunction or decree which would restrict the future activity or conduct of, or which would otherwise have a material adverse effect on, the Indemnified Party or any subsidiary or Affiliate thereof. If the Indemnifying Party elects not to defend the Indemnified Party against such claim or demand, whether by not giving the Indemnified Party timely notice as provided above or otherwise, then the Indemnified Party shall have the right to assume the defense of such claim and the amount of any such claim or demand, or, if the same be contested by the Indemnified Party, then that portion of any such claim or demand as to which such defense is unsuccessful (and all reasonable costs and expenses pertaining to such defense) shall be the liability of the Indemnifying Party hereunder, subject to the limitations set forth in Section 9.1 hereof. In such event, the Indemnified Party may defend against any such claim in any manner it deems appropriate and may settle any such claim or consent to the entry of any judgment with respect thereto; PROVIDED THAT it shall (i) act reasonably and in good faith, (ii) notify the Indemnifying Party of its intent to settle such claim or consent to such judgment and (iii) receive the consent of the Indemnifying Party for such settlement or consent to judgment (which consent shall not be unreasonably withheld and shall be deemed to have been received if the Indemnifying Party shall not have objected within five Business Days after the receipt of the notification referred to in (ii) above). To the extent the Indemnifying Party shall control or participate in the defense or settlement of any third party claim or demand, the Indemnified Party will give to the Indemnifying Party and its counsel reasonable access to all business records and other documents relevant to such defense or settlement, and shall permit them to consult with the employees and counsel of the Indemnified Party. The Indemnifying Party will keep such business records and other documents strictly confidential and will use them only for the purposes of defense or settlement pursuant hereto. The Indemnified Party shall use its reasonable best efforts in the defense of all such claims, and in connection therewith shall be entitled to reimbursement by the Indemnifying Party of expenses directly related to efforts undertaken at the specific request of the Indemnifying Party.

                                    ARTICLE X
                                    ---------

                                  MISCELLANEOUS
                                  -------------

                  Section 10.1 AMENDMENT AND MODIFICATION; WAIVER. This Agreement may only be amended or modified in writing, signed by Seller and Buyer, at any time prior to the Closing with respect to any of the terms contained herein. At any time prior to the Closing either Seller or Buyer may
(i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions of the other party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party granting such extension or waiver.

                  Section 10.2 RETURN OF INFORMATION. If for any reason whatsoever the sale and purchase of the PSC Shares and the Pearle Shares pursuant to this Agreement is not consummated, Buyer shall promptly return to Seller or Pearle all books, records and documents of Seller, Pearle or any Subsidiary (including all copies, if any, thereof) furnished by Seller, Pearle, or any of their respective agents, employees, or representatives, and shall not use or disclose the information contained in such books, records or documents for any purpose or make such information available to any other entity or person.


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



                  Section 10.3 EXPENSES. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, the parties shall bear their own respective expenses (including, but not limited to, all compensation and expenses of counsel, financial advisors, consultants, actuaries and independent accountants) incurred in connection with this Agreement and the transactions contemplated hereby.

                  Section 10.4 PUBLIC DISCLOSURE. Each of the parties to this Agreement hereby agrees with the other parties hereto that, except as may be required to comply with the requirements of applicable law or the rules and regulations of each stock exchange upon which the securities of either of the parties or its Affiliates is listed, no press release or similar public announcement or communication will be made or caused to be made concerning the execution or performance of this Agreement unless specifically approved in advance by all parties hereto; PROVIDED, HOWEVER, that to the extent that either party to this Agreement is required by law or the rules and regulations of any stock exchange upon which the securities of either of the parties or its Affiliates is listed to make such a public disclosure, such public disclosure shall only be made after prior consultation with the other party to this Agreement.

                  Section 10.5 ASSIGNMENT. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto;


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



PROVIDED, THAT Buyer may assign this Agreement to a wholly owned subsidiary; PROVIDED, HOWEVER, that such assignment shall not be permitted if it would subject Seller or any Continuing Affiliate to any additional obligations and shall not, in any case, relieve Buyer of any of its obligations under this Agreement.

                  Section 10.6 ENTIRE AGREEMENT. This Agreement (including all Schedules hereto) contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, except for the Confidentiality Agreement which will remain in full force and effect for the term provided for therein.

                  Section 10.7 FULFILLMENT OF OBLIGATIONS. Any obligation of any party to any other party under this Agreement, which obligation is performed, satisfied or fulfilled by an Affiliate of such party, shall be deemed to have been performed, satisfied or fulfilled by such party.

                  Section 10.8 PARTIES IN INTEREST; NO THIRD PARTY BENEFICIARIES. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than Buyer, Seller, or their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

                  Section 10.9 SCHEDULES. The inclusion of any matter in any schedule to this Agreement shall be deemed to be an


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



inclusion for all purposes of this Agreement, including each representation and warranty to which it may relate (PROVIDED that the relevance of such inclusion is reasonably apparent in the context), but inclusion therein shall expressly not be deemed to constitute an admission by Seller, or otherwise imply, that any such matter is material or creates a measure for materiality for the purposes of this Agreement.

                  Section 10.10 COUNTERPARTS. This Agreement and any amendments hereto may be executed in one or more counterparts, each of which shall be deemed to be an original by the parties executing such counterpart, but all of which shall be considered one and the same instrument.

                  Section 10.11 SECTION HEADINGS. The section and paragraph headings and table of contents contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                  Section 10.12 NOTICES. All notices hereunder shall be deemed given if in writing and delivered personally or sent by telecopy, telex or telegram or by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other addresses as shall be specified by like notice):


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



                       (a)   if to Seller, to:

                             The Pillsbury Company
                             Pillsbury Center
                             200 South Sixth Street
                             Minneapolis, MN 55402-1464
                                Attention: Jerome J. Jenko
                                 Senior Vice President,
                                 General Counsel and
                                 Secretary
                             fax: (612) 330-4543
 With a copy to:

                             Sullivan & Cromwell
                             125 Broad Street
                             New York, New York 10004
                                Attention: Francis J. Aquila, Esq.
                             fax: (212) 558-3588

                       (b)   if to the Company, to:

                             Pearle, Inc.
                             2534 Royal Lane
                             Dallas, TX 75229
                                Attention: Barbara McAninch
                                 General Counsel
                             fax: (972) 277-5798

  With a copy to:

                             Sullivan & Cromwell
                             125 Broad Street
                             New York, New York 10004
                                Attention: Francis J. Aquila, Esq.
                             fax: (212) 558-3588

                       (c)   if to Buyer, to:

                             Cole National Corporation
                             5915 Landerbrook Drive
                             Mayfield Heights, Ohio  44124
                                Attention:  Treasurer
                             fax: (216) 461-3489



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



                  With a copy to:

                             Jones, Day, Reavis & Pogue
                             North Point
                             401 Lakeside Avenue
                             Cleveland, Ohio  44114
                                    Attention: David P. Porter, Esq.
                               fax: (216) 579-0212

Any notice given by mail or telegram shall be effective when received. Any notice given by telex shall be effective when the appropriate telex or telecopy answerback is received.

                  Section 10.13 MEDIATION. All disputes arising under this Agreement shall be submitted to a mediation panel prior to the filing of any lawsuit; PROVIDED, HOWEVER, that either party may seek a preliminary injunction or other preliminary judicial relief regardless of the provisions of this Section, if, in its judgment, such action is necessary to avoid irreparable damage. The mediation panel shall consist of three persons. One shall be an internationally recognized firm of independent public accountants as to which Seller and Buyer mutually agree. The panel shall have one former judge from the Southern District of New York who regularly is employed as a mediator for disputes. The third member of the panel shall be an investment banker from a firm of recognized national standing, but not from Morgan Stanley or Houlihan Lokey Howard & Zukin or Smith Barney Inc. The party desiring to submit any matter to mediation shall do so by written notice to the other party, which notice shall set forth the items to be mediated and the party's choice of the three panel members along with a written statement of their


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



credentials. The party receiving the notice shall within fifteen (15) days after receipt of the notice either approve the proposed mediation panel choices, or designate other individuals by written notice to the first party. The first party shall within fifteen (15) days after receipt of such notice either approve such choices or disapprove the same. If both parties shall have approved three persons then such persons shall be the mediation panel for the purposes of working with the parties to resolve the dispute; otherwise, the dispute shall be referred to the National Association for Dispute Resolution, Inc., which shall select a panel of persons with the qualifications set forth above. The mediation panel shall be required to conduct a mediation session within fifteen (15) days after being notified of their selection. All parties shall send high level representatives with the ability to resolve the dispute but no outside lawyers shall participate. The parties shall work with the mediation panel in good faith for at least a period of three (3) days if necessary to resolve the dispute. If the parties are unable to resolve the dispute, litigation may then be filed. The fees and expenses of the mediation panel will be paid equally by Buyer and Seller.

                  SECTION 10.14 GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF. EACH PARTY HERETO AGREES THAT IT SHALL BRING ANY ACTION OR PROCEEDING IN RESPECT OF ANY CLAIM ARISING OUT OF OR RELATED TO


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



THIS AGREEMENT OR THE TRANSACTIONS CONTAINED IN OR CONTEMPLATED BY THIS AGREEMENT, WHETHER IN TORT OR CONTRACT OR AT LAW OR IN EQUITY, EXCLUSIVELY IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR THE SUPREME COURT OF THE STATE OF NEW YORK FOR THE COUNTY OF NEW YORK (THE "CHOSEN COURTS") AND (I) IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE CHOSEN COURTS, (II) WAIVES ANY OBJECTION TO LAYING VENUE IN ANY SUCH ACTION OR PROCEEDING IN THE CHOSEN COURTS, (III) WAIVES ANY OBJECTION THAT THE CHOSEN COURTS ARE AN INCONVENIENT FORUM OR DO NOT HAVE JURISDICTION OVER ANY PARTY HERETO AND (IV) AGREES THAT SERVICE OF PROCESS UPON SUCH PARTY IN ANY SUCH ACTION OR PROCEEDING SHALL BE EFFECTIVE IF NOTICE IS GIVEN IN ACCORDANCE WITH
SECTION 10.12 OF THIS AGREEMENT. BUYER IRREVOCABLY DESIGNATES CT CORPORATION SYSTEM AS ITS AGENT AND ATTORNEY-IN-FACT FOR THE ACCEPTANCE OF SERVICE OF PROCESS AND MAKING AN APPEARANCE ON ITS BEHALF IN ANY SUCH CLAIM OR PROCEEDING AND TAKING ALL SUCH ACTS AS MAY BE NECESSARY OR APPROPRIATE IN ORDER TO CONFER JURISDICTION OVER IT UPON THE CHOSEN COURTS AND BUYER STIPULATES THAT SUCH CONSENT AND APPOINTMENT IS IRREVOCABLE AND COUPLED WITH AN INTEREST.

                  Section 10.15 SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or


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



unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.


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


                  IN WITNESS WHEREOF, this Agreement has been signed on behalf of each of the parties hereto as of the date first written above.


                                           THE PILLSBURY COMPANY

                                           By /S/ JEROME J. JENKO
                                             --------------------------------
                                              Name:  Jerome J. Jenko
                                              Title: Senior Vice President


                                           PEARLE, INC.



                                           By /S/ JEROME J. JENKO
                                             --------------------------------
                                              Name: Jerome J. Jenko
                                              Title: Senior Vice President


                                           COLE NATIONAL CORPORATION



                                           By /S/ JEFFREY A. COLE
                                             --------------------------------
                                              Name:  Jeffrey A. Cole
                                              Title: Chairman and Chief
                                                       Executive Officer

                                     -107-